UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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GILEAD SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To our stockholders:

We are pleased to invite you to attend the 2016 annual meeting of stockholders of Gilead Sciences, Inc., to be held on Wednesday, May 11, 2016 at 10:00 a.m. local time at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Your vote is very important. Whether or not you attend the annual meeting, we hope you will vote as soon as possible. There are three ways that you can cast your ballot – by telephone, by Internet or by mailing the proxy card (if you request one). Please review the instructions included in the Proxy Statement.

Thank you for your ongoing support and continued interest in Gilead Sciences, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

John F. Milligan

President and Chief Executive Officer

March 28, 2016

GILEAD SCIENCES, INC.

333 Lakeside Drive

Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2016

TO THE STOCKHOLDERS OF GILEAD SCIENCES, INC.:

NOTICE IS HEREBY GIVEN that the 2016 annual meeting of stockholders (the “Annual Meeting”) of Gilead Sciences, Inc., a Delaware corporation (“Gilead”), will be held on Wednesday, May 11, 2016 at 10:00 a.m. local time at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030 for the following purposes:

1. To elect nine directors to serve for the next year and until their successors are elected and qualified.

2. To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2016.

3. To approve the Amended and Restated Gilead Sciences, Inc. Code Section 162(m) Bonus Plan.

4. To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in the Proxy Statement.

5. To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board take steps to permit stockholder action by written consent.

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 16, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

Brett A. Pletcher
Corporate Secretary

Foster City, California

March 28, 2016

Only holders of our common stock at the close of business on March 16, 2016 and holders of a valid legal proxy for the Annual Meeting are entitled to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please grant a proxy to vote by telephone or Internet or complete, date, sign and return the proxy card mailed to you (if you request one) as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. To be admitted to the Annual Meeting, you must present valid government-issued photo identification. If you are not a stockholder of record but hold shares in the name of a broker, bank or other holder of record, you must provide proof of beneficial ownership as of March 16, 2016, such as a brokerage or bank account statement, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

INTRODUCTION

The Annual Meeting and this Proxy Statement provide an important opportunity for us to communicate with you about the achievements of the past year and our stewardship of Gilead. Your vote is important to us. As you consider your votes, we ask that you carefully review the information in this Proxy Statement. We summarize below key aspects of our performance, executive compensation and corporate governance to assist your review of the more detailed information herein.

2015 Performance Highlights

•

Strong financial performance. We experienced significant revenue growth of 31% over 2014, largely due to the launch of new therapies for the treatment of chronic hepatitis C virus (“HCV”) infection, which represented a significant improvement over previous standards of care.

•

Strong operational performance. Our 2015 operational performance met or exceeded our objectives. We continued to capitalize on opportunities to enhance our business and create and sustain long-term value. Achievements include:

•

We made significant progress against many key drug development milestones in a number of therapeutic areas, most notably in the development of tenofovir alafenamide-based therapies for HIV and chronic hepatitis B virus infection.

•

In the HCV therapeutic area, we filed marketing applications in the United States and European Union for the approval of a fixed-dose combination of sofosbuvir/velpatasvir, which if approved, would be the first all-oral pan-genotypic single tablet regimen for the treatment of chronic HCV infection.

•

We undertook significant efforts to help ensure patients around the world had access to our products through various patient assistance programs as well as through agreements with payers, the results of which made it possible for more than 770,000 individuals around the world to have been treated for HCV with a sofosbuvir-based regimen.

•	We advanced pipeline programs across therapeutic areas, with more than 180 active clinical studies by the end of 2015, of which 61 were Phase 3 clinical trials.

•

Strong stockholder returns. Our stock price performed well on both an absolute and relative basis. Our total shareholder return (“TSR”) exceeded the median of those in our peer group on a ten-year, five-year, three-year and one-year basis. Our ten-year and five-year TSR was the highest of our peer group.

2015 Executive Compensation Highlights

•

Pay and performance alignment. Our executive compensation programs are designed to directly link pay with performance, creating appropriate incentives for our Named Executive Officers (“NEOs”) to take actions that ultimately increase the value of Gilead and shareholder returns. Performance-based compensation, particularly long-term equity incentive awards, has historically been the largest component of our total direct compensation opportunities for our executive officers. The efforts of our executive officers to deliver against long-term business strategy contributed significantly to our operational and financial achievements in recent years, which drove the significant stock price and TSR appreciation described above.

•

Equity compensation comprises 63-67% of compensation mix. The majority of compensation for each NEO is tied directly to Gilead’s performance, with 67% of our Chief Executive Officer’s direct compensation and 63% of direct compensation for our other NEOs based on our corporate performance and paid in the form of long-term equity awards. We believe this mix is appropriate because the executive officers should focus their efforts on long-term corporate results. By aligning the majority of their compensation with our absolute and relative TSR performance, the NEOs realize less value from this pay component when our TSR does not perform well and more value when our TSR does perform well.

•

Equity compensation is performance-based. The equity award component of our executive officer compensation packages comprises both options to purchase shares of our common stock and performance share awards. Both of these vehicles are performance-oriented, as our executive officers realize no pay delivery from their awards unless Gilead performs. Stock options are granted at the market price of our common stock on the date of grant and, therefore, require our common stock to appreciate in value before our executive officers realize any economic benefit from their awards. Performance share awards require not only stock price appreciation, as measured in terms of our TSR relative to an industry comparator group, but also revenue growth measured in absolute terms.

•	Responsiveness to stockholders and strong support of executive compensation programs by stockholders.

•

During 2015, we contacted our top 50 stockholders to gain valuable insights into the issues about which they care most. In addition to ongoing outreach throughout the year, in fall 2015 we met in person with 17 of our top 20 stockholders (representing approximately 37% of our outstanding shares) and the two largest proxy advisors to gather their views on key corporate governance issues. In addition to asking stockholders about their views on proxy access and certain stockholder proposals we received in recent years, we asked our stockholders if they had any concerns about our executive compensation programs. The stockholders we contacted did not express any concerns about our executive compensation programs.

•	Our Compensation Committee carefully considers feedback from our stockholders regarding our executive compensation program and we will continue our practice of engagement with our stockholders.

•

At our 2015 annual meeting of stockholders, our stockholders approved the compensation of the Named Executive Officers, with approximately 97% of the votes cast in favor of our executive compensation program.

Corporate Governance Highlights

•

New leadership structure. Effective March 10, 2016, John C. Martin, Ph.D., formerly our Chairman and Chief Executive Officer, assumed the role of Executive Chairman, and John F. Milligan, Ph.D., formerly our President and Chief Operating Officer, was promoted to President and Chief Executive Officer. In connection with the promotion, Dr. Milligan was appointed to serve on Gilead’s Board of Directors.

•

Lead independent director. Our Board has chosen to separate the roles of Chief Executive Officer and Chairman of the Board. Our Board Guidelines provide that the independent directors will designate a lead independent director when the Chairman is an employee of the company. The defined role of lead independent director at Gilead is closely aligned with the role of an independent Chairman, ensuring a strong, independent and active Board of Directors. As set forth in the Lead Independent Director Charter adopted by our Board, the lead independent director has clearly delineated and comprehensive duties. These duties include:

•	presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	serving as principal liaison between the independent directors and the Chairman and between the independent directors and senior management;

•	approving information sent to the Board and its committees;

•	approving agendas for the Board;

•	approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	calling meetings of the independent directors when necessary and appropriate;

•	responding directly to stockholder and other stakeholder questions and comments that are directed to the lead independent director or to the independent directors as a group;

•	advising the Board and the Board committees on the retention of advisers and consultants to report directly to the Board; and

•	communicating to management, as appropriate, the results of private discussions among independent directors.

•

Executive sessions. As required by our Board Guidelines, Gilead’s independent directors meet on a regular basis to review and discuss, among other things, Gilead’s strategy, performance, management effectiveness and succession planning. Such executive sessions occur at every regularly scheduled Board meeting and as determined by the independent directors.

•

Substantial majority of independent directors. Currently, all of our director nominees other than our Executive Chairman and President and Chief Executive Officer (seven out of nine) are independent. In addition, all members of the key Board committees – the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee – are “independent” in accordance with or as defined in the rules adopted by the SEC and NASDAQ and Gilead’s own Board Guidelines. This ensures that oversight of critical matters such as the integrity of our financial statements, the compensation of our executive officers, the selection and evaluation of directors and the development of corporate governance principles is entrusted to independent directors.

•

Corporate governance policies and practices. We maintain strong corporate governance policies and practices. Information regarding our corporate governance initiatives can be found on our website at http://www.gilead.com in the Investors section under “Corporate Governance,” including Gilead’s Board Guidelines and the charter for each Board committee. We believe our strong corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors, as well as the robust duties of our lead independent director, empower our independent directors to effectively oversee our management – including the performance of our Chief Executive Officer – and provide an effective and appropriately balanced board governance structure.

•

Responsiveness to stockholder viewpoints. Our Board has exhibited its responsiveness to the viewpoints of stockholders, taking into account the say-on-pay vote and votes on stockholder proposals as the Board applies its judgment to executive compensation and corporate governance matters.

•

Proxy access. In 2015, we adopted proxy access, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of Gilead’s outstanding common stock continuously for at least three years, to nominate and include in Gilead’s proxy materials director nominees constituting up to the greater of (i) 20% of the Board or (ii) two directors.

•

Poison pill eliminated. At the 2012 annual meeting of stockholders, a majority of the stockholders voting supported a stockholder proposal that requested that our Board take steps to redeem Gilead’s rights plan or “poison pill” unless the plan was submitted to a stockholder vote. In September 2012, after taking into consideration the vote of the stockholders, the Board adopted an amendment that terminated Gilead’s rights plan.

•	Stockholders’ ability to call special meetings. We permit stockholders holding a minimum of 20% of our outstanding shares of common stock to call a special meeting of stockholders.

•

No supermajority voting provisions. We have eliminated all supermajority voting provisions in our certificate of incorporation and bylaws in response to viewpoints our stockholders expressed in response to a stockholder proposal voted on at our 2010 annual meeting of stockholders. At our 2011 annual meeting of stockholders, our Board proposed, and our stockholders approved, amendments to our certificate of incorporation adopting simple majority voting standards.

•	Majority voting in uncontested elections of directors. Our director nominees are elected annually by a majority of votes cast in uncontested elections.

•	Equal voting rights. We only have one class of stock with equal voting provisions.

•	Annual elections. All of our directors are elected annually.

•

Annual say on pay vote. We provide an annual opportunity for stockholders to advise the Board on executive compensation through an advisory say-on-pay vote, consistent with the viewpoint expressed by our stockholders in 2011 that they preferred an annual vote to a vote with lesser frequency.

Summary of Proposals for Vote

VOTING MATTER						BOARD VOTE RECOMMENDATION	SEE PAGE # (for more detail)

Proposal 1 – Election of Directors						FOR each nominee	11

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Scientific Committee
John F. Cogan, Ph.D.	X	Member			Member
Kevin E. Lofton	X	Member	Member
John W. Madigan	X	Member	Chair
John C. Martin, Ph.D.
John F. Milligan, Ph.D.
Nicholas G. Moore	X	Chair	Member
Richard J. Whitley, M.D.	X			Member	Chair
Gayle E. Wilson	X			Chair	Member
Per Wold-Olsen	X		Member	Member	Member

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm						FOR	23

Proposal 3 – Approval of the Amended and Restated Gilead Sciences, Inc. Code Section 162(m) Bonus Plan						FOR	26

Proposal 4 – Advisory Vote to Approve the Compensation of our Named Executive Officers						FOR	31

Proposal 5 – Stockholder Proposal Requesting that the Board Take Steps to Permit Stockholder Action by Written Consent						AGAINST	33

Thank you for your ongoing support of Gilead Sciences, Inc. We appreciate your time and consideration and ask that you cast your vote to support the Board’s recommendations.

GILEAD SCIENCES, INC.

333 Lakeside Drive

Foster City, California 94404

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2016

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Gilead Sciences, Inc., a Delaware corporation (“Gilead,” “we,” “our” or “us”), of proxies to be voted at our 2016 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 11, 2016 at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030.

We commenced distribution of this proxy statement and the accompanying proxy card via mail or electronic availability on March 28, 2016 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS

1.	Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. This approach conserves natural resources and reduces our costs of printing and distributing our proxy materials, while providing stockholders with a convenient way to access our proxy materials. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials, including a proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

2.	How may I obtain a copy of Gilead’s Annual Report on Form 10-K and other financial information?

A copy of our 2015 Annual Report, which includes our Form 10-K for the year ended December 31, 2015, is available at http://www.gilead.com/proxy or may be requested from our Investor Relations department as described elsewhere in this proxy statement. Our 2015 Annual Report is not incorporated into this proxy statement and should not be considered proxy solicitation material.

3.	Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on March 16, 2016 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Annual Meeting. As of that date, there were 1,354,641,822 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

4.	What do I need to do to attend the Annual Meeting?

Only holders of our common stock at the close of business on March 16, 2016 and holders of a valid legal proxy for the Annual Meeting are entitled to attend the Annual Meeting. Each individual must present valid government-issued photo identification, such as a driver’s license or passport, for admission. If you are not a stockholder of record but hold shares in the name of a broker, bank or other holder of record, you must provide proof of beneficial ownership as of March 16, 2016, such as a brokerage or bank account statement, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

5.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	to elect nine directors to serve for the next year and until their successors are elected and qualified;

•	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	to approve the Amended and Restated Gilead Sciences, Inc. Code Section 162(m) Bonus Plan;

•	to approve, on an advisory basis, the compensation of our Named Executive Officers as presented in this proxy statement; and

•	to vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board take steps to permit stockholder action by written consent.

We will also consider any other business that properly comes before the Annual Meeting. See question 11, “Could other matters be decided at the Annual Meeting?” below.

6.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	“FOR” the approval of the Amended and Restated Gilead Sciences, Inc. Code Section 162(m) Bonus Plan;

•	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this proxy statement; and

•	“AGAINST” the stockholder proposal requesting that the Board take steps to permit stockholder action by written consent.

7.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. Shares represented by proxies marked “abstain” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Proposal	Vote Required
Proposal 1 – Election of nine directors to serve for the next year and until their successors are elected and qualified.	Majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director)

Proposal 2 – Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	Majority of the shares entitled to vote and present in person or represented by proxy

Proposal	Vote Required
Proposal 3 – Approval of the Amended and Restated Gilead Sciences, Inc. Code Section 162(m) Bonus Plan.	Majority of the shares entitled to vote and present in person or represented by proxy

Proposal 4 – Approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this proxy statement.	Majority of the shares entitled to vote and present in person or represented by proxy

Proposal 5 – Vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board take steps to permit stockholder action by written consent.	Majority of the shares entitled to vote and present in person or represented by proxy

If your shares are held by a broker and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal 2 is a “routine” matter. As a result, your broker is permitted to exercise discretionary voting authority to vote your shares for this proposal. Your broker may not exercise discretionary voting authority and may not vote your shares with respect to the other proposals unless you provide your broker with voting instructions.

With respect to Proposal 1, abstentions will not have an effect on the outcome of the vote. With respect to Proposals 2, 3, 4 and 5, abstentions will have the same effect as an “against” vote. “Broker non-votes” will have no effect on Proposals 1, 2, 3, 4 and 5.

8.	How do I vote?

You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using the Internet. If your shares are registered directly in your name with Gilead’s transfer agent, Computershare, you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

By mail

To vote your proxy by mail, be sure to complete, sign and date the proxy card (if you request one) or voting instruction card that may be delivered to you and return it in the envelope provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by our Board.

By Internet or telephone

Stockholders may also vote their shares using the Internet or telephone. The law of the State of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies so long as each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. The Internet and telephone voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting shares via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Stockholders of record may go to http://www.proxyvote.com to vote their shares. You will be required to provide the control number printed on your Notice. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Stockholders of record using a touch-tone telephone may vote their shares by calling (800) 690-6903 and following the recorded instructions.

A number of brokers and banks are participating in a program that offers the ability to grant proxies to vote shares over the telephone and Internet. Street name holders may vote on the Internet by accessing http://www.proxyvote.com. You will be required to provide the control number printed on your Notice. Street name holders using a touch-tone telephone may vote their shares by calling (800) 454-8683 and following the recorded instructions.

Internet and telephone voting for stockholders of record and street name holders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time on May 10, 2016. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

In person at the Annual Meeting

Stockholders of record may vote in person at the Annual Meeting or vote by proxy using a proxy card that they may request. Whether or not a stockholder plans to attend the meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder may come to the Annual Meeting and we will provide the stockholder with a ballot when he or she arrives. The ballot submitted at the meeting would supersede any prior vote. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided to you. If a stockholder returns a signed proxy card to us before the Annual Meeting, we will vote the stockholder’s shares as he or she directs.

If you are a beneficial owner of shares, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

9.	What can I do if I change my mind after I vote my shares?

Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before the shares are voted.

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	submitting a written notice to our Corporate Secretary at our principal executive offices, 333 Lakeside Drive, Foster City, California 94404;

•	delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may revoke your proxy or submit new voting instructions by contacting your bank, broker or other holder of record.

You may also vote in person at the Annual Meeting as described in the answer to the preceding question. Attendance at the meeting will not, by itself, revoke a proxy. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

10.	What is the deadline for voting my shares by proxy, via the Internet or by telephone?

Votes by proxy must be received before the polls close at the Annual Meeting. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time on May 10, 2016.

11.	Could other matters be decided at the Annual Meeting?

On the date this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual

Meeting for consideration and you execute and deliver a proxy, then John C. Martin and John F. Milligan, the persons named on your proxy card, will have the discretion to vote on those matters for you.

12.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Veaco Group, the independent proxy tabulator that we have engaged, will count the votes and act as the inspector of election for the meeting.

13.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

14.	Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Notice and this proxy statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their out-of-pocket expenses for forwarding solicitation materials to such beneficial owners. We have hired Innisfree M&A Incorporated to act as our proxy solicitor in conjunction with the Annual Meeting. We will pay Innisfree M&A Incorporated a fee of $15,000, plus reasonable out-of-pocket expenses, for these services. Our solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other of our employees. No additional compensation will be paid to directors, officers or other employees for such solicitation services performed by them.

15.	When are the stockholder proposals or nominations for Gilead’s 2017 annual meeting of stockholders due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2017 annual meeting of stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 28, 2016. Such proposals also must comply with SEC regulations under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company proxy materials. Proposals should be addressed to:

Corporate Secretary

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404

A stockholder (or a group of up to 20 stockholders) who has owned at least three percent of our shares continuously for at least three years, and has complied with the other requirements in our bylaws, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board or two persons, whichever is greater. Written notice of a proxy access nomination for inclusion in our proxy statement for the 2017 annual meeting of stockholders must be received by the Corporate Secretary at the address above:

•	not earlier than the close of business on October 29, 2016; and

•	not later than the close of business on November 28, 2016.

Stockholders wishing to submit proposals that are not to be included in our proxy statement pursuant to Rule 14a-8 or to nominate director candidates who are not included in our proxy statement pursuant to the “proxy access” provisions in our bylaws must give timely written notice of such proposals or nominations to the Corporate Secretary at the address above in accordance with our bylaws. To be “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, written notice must be received by the Corporate Secretary:

•	not earlier than the open of business on January 11, 2017; and

•	not later than the close of business on February 10, 2017.

The chairperson of our annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our bylaws and to declare that any such nomination or other business not properly brought before our annual meeting shall not be transacted. We may exercise discretionary voting authority to vote any shares for which we receive proxies as we determine appropriate.

16.	Where can I get information related to future stockholder meetings of Gilead?

To request a copy of the proxy statement, annual report and form of proxy related to all of our future stockholder meetings where you are a stockholder on the relevant record date, you may log on to http://www.proxyvote.com or contact Investor Relations at:

Gilead Sciences, Inc.

Attention: Investor Relations

333 Lakeside Drive

Foster City, CA 94404

(800) 445-3235

Email: investor_relations@gilead.com

17.	I want to attend the Annual Meeting and vote in person. From whom can I obtain directions to the Annual Meeting?

You may contact Investor Relations at (800) 445-3235 or investor_relations@gilead.com to obtain directions to the Annual Meeting.

18.	If I have additional questions, whom can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-9501

Banks and Brokers may call collect: (212) 750-5833

PROPOSAL 1

ELECTION OF DIRECTORS

There are nine nominees for the nine Board positions presently authorized. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Directors are elected by a majority of the votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) with respect to the election of each director at the Annual Meeting. Each director who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of Gilead and, other than John. F. Milligan, Ph.D., was previously elected by the stockholders at the 2015 annual meeting of stockholders. Etienne F. Davignon and Carla A. Hills are retiring effective at the Annual Meeting, and our Board size will be reduced from eleven to nine positions effective at the Annual Meeting.

Shares represented by executed proxies will be voted for or against the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose. Each person nominated for election has agreed to serve if elected and our Board and management have no reason to believe that any nominee will be unable to serve.

Our Nominating and Corporate Governance Committee recommended each of the nominees listed below to our Board for nomination. Each member of our Nominating and Corporate Governance Committee meets the criteria of “independent director” as specified by applicable laws and regulations of the SEC, the listing rules of NASDAQ and our Board Guidelines, as determined affirmatively by our Board.

Majority Vote Standard for Election of Directors

Our bylaws require directors to be elected by the majority of the votes cast with respect to each such director in uncontested elections (number of shares voted “for” a director must exceed the number of shares voted “against” that director). In a contested election (a situation in which the number of nominees for director exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares entitled to vote in the election of directors represented in person or by proxy at any such meeting at which a quorum is present. Under our Board Guidelines, any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board to accept or reject the resignation or to take other action. Our Board will act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in our Board’s decision. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting, that nominee will not become a director.

Our Board has adopted certain corporate governance principles, which we refer to as our Board Guidelines, to promote the functioning of the Board and its committees and the interests of stockholders and to set forth a common set of expectations as to how the Board, its various committees and individual directors should perform their functions. Our Board Guidelines are available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Nominees

Our Nominating and Corporate Governance Committee has evaluated and recommended, and the full Board has considered and nominated for election at the Annual Meeting, each of the nine directors described below. The names of the nominees in alphabetical order and certain information about them as of March 28, 2016, as well as the specific experience, qualifications, attributes or skills of the director nominees that led our Nominating and Corporate Governance Committee to conclude that the nominee should serve as a director of Gilead, are set forth below:

John F. Cogan, Ph.D., age 68, joined our Board in 2005 and was appointed Lead Independent Director in May 2013. Dr. Cogan is currently the Leonard and Shirley Ely Senior Fellow at the Hoover Institution at Stanford University, where he has had a continuing appointment since 1980. Dr. Cogan’s current research is focused on U.S. budget and fiscal policy, healthcare and social security policy. Dr. Cogan has held a number of positions in the U.S. government, including Assistant Secretary for Policy in the U.S. Department of Labor and Associate Director and Deputy Director in the U.S. Office of Management and Budget. Dr. Cogan is a trustee of the Charles Schwab Family of Funds and a former director of Venture Lending and Leasing Funds.

Relevant Experience, Qualifications and Skills: Significant experience in economic healthcare policy, including U.S. budget and fiscal policy, healthcare and social security policy. Significant policy-making and government experience.

Kevin E. Lofton, age 61, joined our Board in 2009. He is currently, and has been since 2003, the Chief Executive Officer of Catholic Health Initiatives. Headquartered in Denver, the healthcare system has revenues of over $16 billion and operates the full continuum of services from hospitals to home health agencies throughout the nation. He previously served as Chief Executive Officer of two university hospitals, the University of Alabama at Birmingham Hospital and Howard University Hospital in Washington, D.C. In 2007, Mr. Lofton served as Chairman of the Board of the American Hospital Association, the nation’s largest hospital trade association. Mr. Lofton also serves on the Board of Directors of Rite Aid Corporation, Conifer Health Solutions LLC, a privately held revenue cycle management company in Dallas, and the Catholic Health Association.

Relevant Experience, Qualifications and Skills: Significant leadership experience, including serving as a chief executive officer. Expertise and knowledge in hospital administration and patient care. Demonstrated commitment to ensuring that patients have access to medical services.

John W. Madigan, age 78, joined our Board in 2005. He is the retired Chairman and Chief Executive Officer of Tribune Company and a director and former Chairman of the Robert R. McCormick Foundation. Mr. Madigan is also a former member of the Defense Business Board of the Department of Defense, a former advisor to Madison Dearborn Partners and a director and former Chairman of The Chicago Council on Global Affairs. He previously served as a director of AT&T Wireless, Boise Cascade Holdings, L.L.C. and Morgan Stanley. He serves as a trustee of Northwestern University and Rush University Medical Center. Mr. Madigan is a member and former Chairman of The Commercial Club of Chicago and a director of New Schools for Chicago.

Relevant Experience, Qualifications and Skills: Significant leadership experience and broad knowledge of business. Significant financial expertise including experience as an investment banker with Salomon Brothers and Paine, Webber, Jackson & Curtis and an audit manager at Arthur Andersen & Co.

John C. Martin, Ph.D., age 64, joined our Board in 1996 and was appointed Chairman of the Board in 2008. Dr. Martin has served as Gilead’s Executive Chairman since March 2016 and previously served as Chief Executive Officer since 1996. Prior to joining Gilead, Dr. Martin held several leadership positions at Bristol-Myers Squibb Company and Syntex Corporation. Dr. Martin holds a Ph.D. in organic chemistry from the

University of Chicago and an MBA in marketing from Golden Gate University. He has received the Isbell Award from the American Chemical Society and the Gertrude B. Elion Award for Scientific Excellence from the International Society for Antiviral Research. In 2008, Dr. Martin was inducted into the National Academy of Engineering of the National Academies.

Relevant Experience, Qualifications and Skills: Significant leadership and business experience. Significant scientific experience, as he holds a Ph.D. in organic chemistry and previously served as a member of the Presidential Advisory Council on HIV/AIDS from 2006 to 2009. Breadth of knowledge about Gilead’s business as a result of employment at Gilead since 1990 in numerous leadership positions.

John F. Milligan, Ph.D., age 55, joined our Board in January 2016 and has served as Gilead’s President and Chief Executive Officer since March 2016. Dr. Milligan joined Gilead in 1990 as a Research Scientist, and in 1996, he became Director of Project Management and Project Team Leader for Gilead’s collaboration with Hoffmann-La Roche Ltd on Tamiflu®. In 2002, Dr. Milligan was appointed Chief Financial Officer. He was promoted to Chief Operating Officer in 2007 and President in 2008. Dr. Milligan is a member of the board of Biotechnology Industry Organization (BIO), the largest biotechnology industry organization, and a Trustee of Ohio Wesleyan University. Dr. Milligan received his B.A. in chemistry from Ohio Wesleyan University and his Ph.D. in biochemistry from the University of Illinois and was an American Cancer Society postdoctoral fellow at the University of California at San Francisco.

Relevant Experience, Qualifications and Skills: Significant leadership and business experience. Significant scientific experience. Breadth of knowledge about Gilead’s business as a result of employment at Gilead since 1990 in numerous leadership positions.

Nicholas G. Moore, age 74, joined our Board in 2004. Mr. Moore is the retired global Chairman of PricewaterhouseCoopers LLP, a professional services firm formed in July 1998 by the merger of Coopers & Lybrand and Price Waterhouse. Prior to the merger, Mr. Moore was elected Chairman and Chief Executive Officer of Coopers & Lybrand (U.S.) in 1994 and Coopers & Lybrand International in 1997. Mr. Moore is a director of Bechtel Group, Inc. He previously served as lead independent director of NetApp and director and chairman of the audit committee at Wells Fargo. He has also served as Chairman of the Board of Trustees of St. Mary’s College of California. Mr. Moore is an inactive member of the American Institute of Certified Public Accountants, the California Bar Association and the California and New York Society of Certified Public Accountants.

Relevant Experience, Qualifications and Skills: Significant leadership and business experience across a range of industries and public company boards of directors. Significant financial expertise.

Richard J. Whitley, M.D., age 70, joined our Board in 2008. He is a Distinguished Professor, Loeb Scholar Chair in Pediatrics; Co-Director, Division of Pediatric Infectious Diseases; Vice-Chair, Department of Pediatrics; Senior Scientist, Department of Gene Therapy; Associate Director for Drug Discovery and Development and Senior Leader, Pediatric Oncology Program, Comprehensive Cancer Center; Associate Director for Clinical Studies, Center for AIDS Research; and Co-Founder and Co-Director, Alabama Drug Discovery Alliance. Dr. Whitley has held responsibility for the National Institute of Allergy and Infectious Diseases Collaborative Antiviral Study Group, is a past President of the International Society of Antiviral Research and the Infectious Diseases Society of America and currently participates in the NIAID Recombinant DNA Advisory Council and the NIAID HIV Vaccine Data Safety and Management Board.

Relevant Experience, Qualifications and Skills: Significant medical and health policy experience. Extensive experience in the field of antiviral medicine. Breadth of knowledge about Gilead’s business as a result of service on Gilead’s Scientific Advisory Board from 2003 to 2008.

Gayle E. Wilson, age 73, joined our Board in 2001. Mrs. Wilson served as California’s First Lady from 1991 to 1999. Mrs. Wilson is a member of the board of directors of the Ralph M. Parsons Foundation, a non-profit organization that provides grants for higher education, social impact, civic, cultural issues and health issues. She is also the Chair Emeritus of the Advisory Board of the California State Summer School for Math and Science and a member of the board of trustees of the California Institute of Technology.

Relevant Experience, Qualifications and Skills: Significant experience in education, public policy and science and technology. Breadth of knowledge about Gilead’s business as a result of service on Gilead’s Board since 2001.

Per Wold-Olsen, age 68, joined our Board in 2010, after serving as the Chair of Gilead’s Health Policy Advisory Board since 2007. From 2005 to 2006, he served as President of the Human Health Intercontinental Division of Merck & Co., Inc., a global pharmaceutical company. From 1997 until 2005, he served as President of Human Health Europe, Middle East/Africa and Worldwide Human Health Marketing for Merck. Mr. Wold-Olsen is currently Chairman of the Board of GN Store Nord A/S. He also serves as a director of Exiqon A/S and Novo A/S. Mr. Wold-Olsen is Chairman of the Board of the Medicines for Malaria Venture, a non-profit initiative dedicated to the discovery, development and delivery of new medicines for the treatment of malaria.

Relevant Experience, Qualifications and Skills: Significant leadership and international business experience. Breadth of knowledge about Gilead’s business as a result of service as Chair of Gilead’s Health Policy Advisory Board from 2007 to 2009.

Skills and Qualifications of our Director Nominees

The table below includes some of the skills, qualifications, backgrounds and experience of each director nominee that led our Board of Directors to conclude that he or she is qualified to serve on our Board. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

Qualification and Skills	Cogan	Lofton	Madigan	Martin	Milligan	Moore	Whitley	Wilson	Wold-Olsen
Active/ Retired Public Company CEO or COO		X	X	X	X	X
Financial Expertise/Financial Community Experience	X		X		X	X			X
Government	X							X	X
Medical Services		X							X
Health Care Policy	X								X
Ph.D. or M.D.	X			X	X		X
Education	X						X	X

Director Emeritus

In January 2006, our Board appointed Dr. George P. Shultz, one of our former directors, to serve as Director Emeritus. As an advisor to our Board, Dr. Shultz may attend Board meetings, including meetings of the Audit Committee and the Nominating and Corporate Governance Committee, the committees on which he served prior to his retirement, in a non-voting capacity.

Board Composition, Leadership and Meetings

Independence of the Board of Directors

The NASDAQ listing rules require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by our Board. In addition, our Board Guidelines require that a substantial majority of our Board consist of “independent” directors as defined by the Board Guidelines. Our Board Guidelines are available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

After review of all relevant transactions and relationships between each director, and his or her family members, and us, our senior management and independent registered public accounting firm, our Board has determined that seven of our nine nominees for director, as well as our two retiring directors, Etienne F. Davignon and Carla A. Hills, are “independent” directors as specified by applicable laws and regulations of the SEC, the listing rules of NASDAQ and our Board Guidelines. Dr. Martin, our Executive Chairman, and Dr. Milligan, our President and Chief Executive Officer, are not independent directors.

Board Leadership Structure

Our Board has chosen to separate the roles of Chief Executive Officer and Chairman of the Board. Dr. Milligan is our President and Chief Executive Officer and Dr. Martin is our Chairman of the Board and Executive Chairman.

As President and Chief Executive Officer, Dr. Milligan is responsible for Gilead’s strategies, organization design, people development and culture and for providing the day-to-day leadership of the company. As Executive Chairman, Dr. Martin focuses on leadership of the Board of Directors and assists Dr. Milligan with key strategic matters, such as stakeholder relationships. The Board believes that, given the proven leadership capabilities, breadth of industry experience and business success of both Drs. Milligan and Martin, Gilead is best served by this leadership structure.

Dr. Martin has served as Chairman of the Board since May 2008. Our Board Guidelines provide that the independent directors will designate a lead independent director when the Chairman is an employee of the company. Dr. Cogan has served as the lead independent director since May 2013.

We believe our current Board leadership structure provides effective oversight of management and strong leadership of the independent directors. The defined role of lead independent director at Gilead is closely aligned with the role of an independent Chairman. As set forth in the Lead Independent Director Charter, the lead independent director has clearly delineated and comprehensive duties. These duties include:

•	presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	serving as principal liaison between the independent directors and the Chairman and between the independent directors and senior management;

•	approving information sent to the Board and its committees;

•	approving agendas for the Board;

•	approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	calling meetings of the independent directors when necessary and appropriate;

•	responding directly to stockholder and other stakeholder questions and comments that are directed to the lead independent director or to the independent directors as a group;

•	advising the Board and the Board committees on the retention of advisers and consultants to report directly to the Board; and

•	communicating to management, as appropriate, the results of private discussions among independent directors.

In addition, as required by our Board Guidelines, Gilead’s independent directors meet without executive management on a routine basis to review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning. In addition to his role as lead independent director, Dr. Cogan is a member of the Audit Committee and the Scientific Committee and frequently attends meetings of other Board committees. In addition, Dr. Cogan conducts an annual assessment of the Board and committees of the Board to evaluate their effectiveness.

The Lead Independent Director Charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Oversight of Risk

The Board has delegated oversight of certain risks to relevant committees:

•

Our Audit Committee reviews risks associated with our financial and accounting systems, accounting policies and investment strategies, in addition to regulatory compliance and other matters that have significant elements of risk associated with them, including Gilead’s information technology security programs. Our Audit Committee regularly meets in executive session and in private sessions with Gilead’s independent registered public accounting firm, our Vice President of Internal Audit and the Chief Financial Officer to discuss, among other things, risks to Gilead’s business.

•

Our Compensation Committee evaluates Gilead’s compensation policies and practices to help ensure that these policies and practices do not incentivize employees to take risks that are reasonably likely to have a material adverse effect on Gilead.

•

Our Nominating and Corporate Governance Committee reviews our management of risks in areas such as regulatory, clinical trials, manufacturing, product promotion and human resources and meets periodically with senior employees of Gilead responsible for managing risk in these areas.

Each of the committees periodically reports to the Board of Directors on its risk oversight activities. In addition to receiving reports from our Board committees, our Board of Directors periodically reviews Gilead’s management of specific material risks or legal developments. We believe our Board’s leadership structure effectively supports the Board’s independent evaluation and management of risk.

Executive Sessions

As required under applicable NASDAQ listing rules, our independent directors meet in regularly scheduled executive sessions at which only they are present. Dr. Cogan, our lead independent director, presides over these executive sessions. Additionally, executive sessions may be convened by the lead independent director at his discretion and will be convened if requested by any other independent director.

Meetings of our Board of Directors and Board Committees; Attendance at Annual Meetings

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Scientific Committee. All directors attended at least 75% of the aggregate of all meetings of our Board and of the committees on which they served during the year ended December 31, 2015. Current committee membership and the number of meetings of our full Board and committees held in 2015 are shown in the table below:

	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Scientific Committee
John F. Cogan	Lead Independent Director	Member			Member
Etienne F. Davignon	Member			Member
Carla A. Hills	Member			Member
Kevin E. Lofton	Member	Member	Member
John W. Madigan	Member	Member	Chair
John C. Martin	Chair
Nicholas G. Moore	Member	Chair	Member
Richard J. Whitley	Member			Member	Chair
Gayle E. Wilson	Member			Chair	Member
Per Wold-Olsen	Member		Member		Member
Number of 2015 Meetings	5	10	5	4	2

Our Board expects our directors to attend our annual meetings of stockholders. Of all our then-serving Board members, nine attended our 2015 annual meeting of stockholders.

Committees of our Board of Directors

Our Board Guidelines require that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and at least one member of the Scientific Committee be “independent” directors as defined by the Board Guidelines.

Audit Committee

Our Audit Committee is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors. Our Board has determined that all members of our Audit Committee are “independent directors” under the criteria specified by applicable laws and regulations of the SEC, the listing rules of NASDAQ and our Board Guidelines, including the heightened independence standards under Exchange Act Rule 10A-3. Our Board has determined that Mr. Moore and Mr. Madigan each qualify as an “audit committee financial expert,” as defined in applicable SEC rules.

Our Audit Committee oversees, on behalf of our Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls. Our Audit Committee:

•

is directly responsible for the selection, appointment, retention, compensation, oversight and, where appropriate, the replacement of the independent registered public accounting firm (the “auditors”);

•	approves the engagement of proposed audit, review and attest services, as well as permissible non-attest services by our auditors;

•	evaluates the performance, independence and qualifications of the auditors;

•

reviews periodic reports prepared by the auditors regarding the auditors’ internal quality control procedures and any material issues raised by internal quality-control reviews or by inquiries or investigations by governmental or professional authorities;

•	monitors the rotation of audit partners on our engagement team and is involved in the selection of the lead audit partner;

•

meets with the auditors and our financial management to review the scope and cost of proposed audits and the audit procedures to be utilized, and, following the conclusion thereof, reviews the results of such audits, including any findings, comments or recommendations of the auditors;

•

discusses with the auditors and our financial and accounting management the scope, adequacy and effectiveness of our internal control over financial reporting, including the adequacy of the systems of reporting to our Audit Committee;

•	reviews the potential effect of regulatory and accounting developments on our consolidated financial statements;

•	reviews significant reporting issues or judgments made in connection with the preparation of our consolidated financial statements;

•	reviews and approves, in advance, or ratifies all related party transactions in accordance with applicable laws, SEC rules and NASDAQ requirements;

•	oversees the establishment and maintenance of disclosure controls and procedures;

•

reviews draft earnings releases and the financial statements to be included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including the results of the annual audit and the results of the auditors’ review of our quarterly condensed consolidated financial statements;

•	meets with internal audit management to review and approve the annual internal audit plan and budget and to review the results of internal audit activities; and

•

oversees our management of risks associated with financial and accounting systems, accounting policies, public reporting and investment strategies, including the periodic review with management of our efforts to identify and mitigate such risks.

Our Audit Committee has established procedures for the confidential submission of employee concerns regarding accounting, internal accounting controls or auditing matters under the Complaint Procedure and Non-Retaliation Policy. Our Audit Committee receives quarterly reports from management on all complaints made under our Complaint Procedure and Non-Retaliation Policy.

Our Audit Committee also holds separate private sessions, during its regularly scheduled meetings, with each of Gilead’s Chief Financial Officer and representatives of Ernst & Young LLP, and from time to time, Gilead’s General Counsel, Corporate Controller and Vice President of Internal Audit, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues take place.

The Audit Committee Charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Compensation Committee

Our Board has determined that all members of our Compensation Committee are independent directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of NASDAQ and our Board Guidelines. The members of our Compensation Committee are “outside directors” as determined under Section 162(m) of the Internal Revenue Code and “non-employee directors” as determined under Rule 16b-3 under the Exchange Act.

Our Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. These duties include:

•

taking any and all actions which may be taken by the Board with respect to the compensation level of our executive officers, including but not limited to the development of compensation policies and the review of compensation arrangements;

•

overseeing the administration and review of our compensation plans, including our 2004 Equity Incentive Plan, Employee Stock Purchase Plan, corporate bonus plan, deferred compensation program and our Internal Revenue Code Section 162(m) Bonus Plan;

•

evaluating the performance of Dr. Milligan, our President and Chief Executive Officer, and Dr. Martin, our Executive Chairman, and reviewing and approving their compensation, subject to ratification by the independent directors of the Board;

•	reviewing and approving the compensation arrangements for our other executive officers;

•	establishing the stock ownership guidelines applicable to executive officers and recommending stock ownership guidelines applicable to the non-employee Board members;

•	reviewing and discussing the “Compensation Discussion and Analysis” included in our proxy statement for each annual meeting;

•	reviewing the results of the most recent stockholder advisory vote on executive compensation and overseeing our submissions to stockholders on executive compensation matters; and

•	appointing, determining the compensation of and overseeing the independent compensation advisers retained by the Compensation Committee.

Our Compensation Committee operates pursuant to a charter that outlines its specific authority, duties and responsibilities. Our Compensation Committee Charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Our Compensation Committee has the authority to engage the services of its own outside advisors to assist it in determining the compensation of our executive officers. Our Compensation Committee has retained Frederic W. Cook & Co. (“FWC”), a national compensation consulting firm, as its independent compensation consultant. FWC reports directly to our Compensation Committee and provides various executive compensation services to our Compensation Committee, including advising the Committee on the following matters:

•	the principal aspects of our Chief Executive Officer’s compensation;

•	evolving industry practices; and

•	providing market information and analyses regarding the competitiveness of our program design for both our executive officers and the non-employee Board members.

FWC provides consulting services solely to our Compensation Committee and does not provide any other services to Gilead.

Nominating and Corporate Governance Committee

Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of NASDAQ and our Board Guidelines.

Our Nominating and Corporate Governance Committee performs several functions. Among other things, our Nominating and Corporate Governance Committee:

•	develops and periodically reviews the desired qualifications of members of the Board and its committees;

•	determines the need for new directors and, as appropriate, leads the search for new individuals qualified to become members of the Board;

•	recommends director nominees to the Board to be presented for stockholder approval at the annual meeting of stockholders;

•	reviews the Board’s committee structure and recommends directors to serve as members and chairpersons of each committee for the Board’s approval;

•	determines on an annual basis the members of the Board who meet the independence requirements and members of the Audit Committee who meet the financial expert requirements;

•	reviews our corporate governance policies and practices and recommends new policies and changes to existing policies for the Board’s approval;

•	develops an annual self-evaluation process for the Board and its committees and, as appropriate, makes recommendations to the Board regarding its findings;

•	oversees our management of non-financial or non-compensation policies-related risks; and

•	reviews our political expenditure policies and expenditures, including payments to trade associations.

In identifying potential director nominees, the Nominating and Corporate Governance Committee considers Board candidates recommended through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation.

In evaluating candidates for membership on the Board, our Nominating and Corporate Governance Committee considers the candidate’s relevant experience, the number and nature of other board memberships held and possible conflicts of interest. In addition, our Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Corporate Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.

Our Nominating and Corporate Governance Committee will also consider all factors it determines appropriate to meeting the needs of the Board at that particular time. According to the Board membership criteria established by our Nominating and Corporate Governance Committee, candidates nominated for election or reelection to the Board should possess the following qualifications:

•	the highest standards of personal and professional integrity;

•	the ability and judgment to serve the long-term interest of our stockholders;

•	experience and expertise relevant to our business and which will contribute to the overall effectiveness and diversity of the Board;

•	broad business and social perspective;

•	the ability to communicate openly with other directors and to meaningfully and civilly participate in the Board’s decision making process;

•

commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about our business and willingness to devote appropriate time and effort to fulfilling the duties and responsibilities of a Board member;

•	independence from any particular constituency; and

•	the ability and willingness to objectively appraise the performance of management.

It is the policy of our Nominating and Corporate Governance Committee to consider properly submitted stockholder recommendations of new director candidates. The Nominating and Corporate Governance Committee’s evaluation process for director nominees does not vary based on whether a candidate is recommended by a stockholder or the Board. Any stockholder recommendation must include the candidate’s name and qualifications for Board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and all other information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder’s name, address and the number of shares beneficially owned. The recommendation should be sent to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. The recommendation must be delivered to the Corporate Secretary prior to the same deadline for director nominations not for inclusion in the proxy materials, as described under question 15 in “Questions and Answers” above.

The Nominating and Corporate Governance Committee Charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Scientific Committee

Our Scientific Committee advises our Board regarding our research strategies, including providing strategic advice on our current and planned research programs and emerging science and technology issues and trends. The charter of our Scientific Committee is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Stockholder Communications with our Board of Directors

Stockholders may communicate with our Board by sending a letter to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. Our Corporate Secretary reviews all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not:

•	related to our business;

•	within the scope of our responsibility;

•	credible; or

•	material or potentially material.

If deemed an appropriate communication, the Corporate Secretary will submit the stockholder communication to the member of the Board addressed in the communication and to our lead independent director. We maintain a “Stockholders Communications with the Board” policy that outlines the applicable procedures and is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Code of Ethics

Our written Code of Ethics applies to all of our directors and employees, including our executive officers. The Code of Ethics is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.” Changes to or waivers of the Code of Ethics will be disclosed on the same website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, any provision of the Code of Ethics by disclosing such information on the same website.

Executive Officers

The names of our executive officers who are not also directors of Gilead and certain information about each of them as of March 28, 2016 are set forth below.

See the biographies of Drs. Martin and Milligan above under “Nominees” on page 12.

Gregg H. Alton, age 50, is our Executive Vice President, Corporate and Medical Affairs. Mr. Alton joined us in 1999, and served as General Counsel from 2000 to 2009, when he was appointed to his current position. In his current role, Mr. Alton is responsible for legal affairs, government affairs, medical affairs, public affairs and emerging market activities. Prior to joining Gilead, Mr. Alton was an attorney at the law firm of Cooley Godward, LLP, where he specialized in mergers and acquisitions, corporate partnerships and corporate finance transactions for healthcare and information technology companies. Mr. Alton is a member of the boards of the AIDS Institute, the Boys and Girls Clubs of Oakland and Celladon Corporation. He is also a member of the U.S. Government’s Industry Trade Advisory Committee on Intellectual Property Rights, the advisory boards of UCSF Global Health Sciences, USC Schaeffer Center for Health Policy and Economics, Pharmozyme, Inc. and the Dean’s Advisory Council at Stanford Law School. In addition, he serves on Partners In Health’s Board of Trustees. Mr. Alton received a bachelor’s degree in legal studies from the University of California at Berkeley, and holds a JD from Stanford University.

Paul R. Carter, age 55, is our Executive Vice President, Commercial Operations. Mr. Carter joined us in 2006 and served as Senior Vice President of Gilead’s European commercial organization until 2014, when he was promoted to his current role. During that time, he managed the company’s expansion across Europe and into Asia. In his current role, Mr. Carter is responsible for worldwide commercial operations. Prior to joining us, Mr. Carter spent 15 years in the pharmaceutical industry with GlaxoSmithKline (“GSK”) and its legacy companies. During his time with GSK, Mr. Carter gained increasing levels of senior experience as General Manager in Europe and later as a Regional Head of the International business in Asia. Mr. Carter holds a degree in Business Studies from the Ealing School of Business and Management (now merged into University of West London) and is a Fellow of the United Kingdom’s Chartered Institute of Management Accountants.

Norbert W. Bischofberger, Ph.D., age 60, is our Executive Vice President, Research and Development and Chief Scientific Officer. Dr. Bischofberger joined Gilead in 1990 and has served as Executive Vice President, Research and Development since 2000 and Chief Scientific Officer since 2007. Prior to joining Gilead, Dr. Bischofberger was a Senior Scientist in Genentech, Inc.’s DNA Synthesis group from 1986 to 1990. He received his Ph.D. in Organic Chemistry at the Eidgenossische Technische Hochschule (ETH) in Zurich, Switzerland and performed postdoctoral research in steroid chemistry at Syntex. He also performed additional research in organic chemistry and applied enzymology in Professor George Whiteside’s lab at Harvard University in Cambridge, Massachusetts.

Robin L. Washington, age 53, is our Executive Vice President and Chief Financial Officer. Ms. Washington joined us in 2008 and oversees our global finance and information technology organizations. Prior to joining Gilead, Ms. Washington was Chief Financial Officer at Hyperion Solutions, which was acquired by Oracle Corporation in 2007. She previously served in a number of executive positions with PeopleSoft, most recently in the role of Senior Vice President and Corporate Controller. Ms. Washington is a member of the Board of Directors of Honeywell International, the board of directors of Salesforce.com and the board of visitors, Graziadio School of Business and Management, Pepperdine University. She previously served on the board of directors of Tektronix, Inc. (acquired by Danaher) and the board of directors of MIPS Technologies Inc. (acquired by Imagination). She is a certified public accountant and holds a bachelor’s degree in business administration from the University of Michigan and an MBA from Pepperdine University.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987.

Annual Evaluation and Selection of Independent Auditor

To help assure continuing auditor independence, our Audit Committee annually reviews Ernst & Young LLP’s independence and performance in connection with the Committee’s determination of whether to retain Ernst & Young LLP or engage another firm as our independent auditor. In the course of these reviews, our Audit Committee considers, among other things:

•	Ernst & Young LLP’s historical and recent performance on the Gilead audit;

•	Ernst & Young LLP’s institutional knowledge and expertise regarding Gilead’s global business, accounting policies and practices and internal control over financial reporting enhances audit quality;

•	the professional qualifications of Ernst & Young LLP, the lead audit partner and other key engagement partners;

•	Ernst & Young LLP’s disclosures related to audit quality and performance, including recent PCAOB inspections;

•	the appropriateness of Ernst & Young LLP’s audit fees, including the fees that Ernst & Young LLP receives for non-audit services;

•	the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management; and

•	the potential impact of changing our independent registered public amounting firm.

Based on this evaluation, our Audit Committee has determined that Ernst & Young LLP is independent and that it is in the best interest of Gilead and its stockholders to continue to retain Ernst  & Young LLP to serve as our independent auditors for 2016.

Principal Accountant Fees and Services

Our Audit Committee is responsible for audit firm compensation. The aggregate fees billed by Ernst & Young LLP for the years ended December 31, 2015 and 2014 for the professional services described below are as follows:

	2015	2014
Audit Fees(1)	$7,438,000	$5,235,000
Audit-Related Fees(2)	$300,000	$375,000
Tax Fees(3)	$2,615,000	$2,072,000
All Other Fees(4)	$2,000	$7,000

Total	$10,355,000	$7,689,000

(1)

Represents fees incurred for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim condensed consolidated financial statements, as well as fees incurred for audit services that are normally provided by Ernst & Young LLP in connection with other statutory or regulatory filings or engagements.

(2)

Represents fees incurred for assurance and related services that are traditionally performed by Ernst & Young LLP, are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” During 2015 and 2014, these fees included accounting consultation services related to the issuance of our senior unsecured notes and fees incurred in connection with specified procedures performed by Ernst & Young LLP in relation to user-defined reports.

(3)	Represents fees primarily incurred in connection with domestic and international tax compliance and tax consultation services.
(4)	Represents fees related to accessing Ernst & Young LLP’s online research database in 2015 and 2014. During 2014, it also included statutory reporting services for our United Kingdom subsidiary.

All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by Ernst & Young LLP would not affect their independence.

Rotation of Lead Audit Partner

The Audit Committee requires the lead audit partner to be rotated at least every five years. The process for selection of Gilead’s lead audit partner pursuant to this rotation involves a meeting between the Chair of our Audit Committee and the candidate for the role as well as discussion by the full Audit Committee and management.

Pre-Approval Policy and Procedures

To minimize relationships that could impair the objectivity of Ernst & Young LLP, our Audit Committee adopted policies and procedures for the pre-approval of audit and permissible non-audit services rendered by Ernst & Young LLP. Under this policy, our Audit Committee must pre-approve all services provided by Ernst & Young LLP, and the policy prohibits the engagement of Ernst & Young LLP for certain specified services. The policy permits the engagement of Ernst & Young LLP for services approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of Ernst & Young LLP for other services approved by our Audit Committee if there is a persuasive business reason for using Ernst & Young LLP over other providers. The policy provides that, as a general rule of thumb, the fees for these other services should be less than 25% of total audit fees. Pre-approval may be given as part of our Audit Committee’s approval of the scope of Ernst & Young LLP’s engagement or on an explicit case-by-case basis before Ernst & Young LLP is engaged to provide each service. The pre-approval of services may be delegated by our Audit Committee to a member of the Audit Committee. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by Ernst & Young LLP in the future.

Representatives of Ernst & Young LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Gilead and our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

AUDIT COMMITTEE REPORT(1)

In connection with the audited consolidated financial statements for the fiscal year ended December 31, 2015, the Audit Committee has:

(1) reviewed and discussed the audited consolidated financial statements with management;

(2) discussed with Ernst & Young LLP, Gilead’s independent registered public accounting firm (the “auditors”), the matters required to be discussed with the Audit Committee by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”); and

(3) received the written disclosures and the letter from the auditors required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Gilead’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC. Our Board has approved this inclusion.

Audit Committee
Nicholas G. Moore, Chairman John F. Cogan Kevin E. Lofton John W. Madigan

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of Gilead’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act.

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED GILEAD SCIENCES, INC.

CODE SECTION 162(m) BONUS PLAN

The Amended and Restated Gilead Sciences, Inc. Code Section 162(m) Bonus Plan (the “Restated 162(m) Bonus Plan”) is an annual bonus plan designed to provide certain executive officers and other designated employees with incentive compensation based upon the achievement of pre-established performance goals. The Restated 162(m) Bonus Plan was last approved by stockholders on May 12, 2011.

So that payments under the Restated 162(m) Bonus Plan may continue to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) and be deductible by us for federal income tax purposes, we are asking stockholders to re-approve the Restated 162(m) Bonus Plan, including the material terms of the performance goals under the Restated 162(m) Bonus Plan. The Restated 162(m) Bonus Plan is substantially the same as previously approved by stockholders in 2011, and we are not requesting an increase in the amount payable or the addition of any performance criteria under the plan.

Generally, Code Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to a company’s chief executive officer and three most highly compensated executive officers serving as of the end of any fiscal year, other than a company’s chief financial officer. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by a company’s stockholders. In addition, Section 162(m) provides that if a company retains the authority to change the targets under a performance goal, then a company must disclose the material terms of the performance goals to stockholders for re-approval every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below. Re-approval of the Restated 162(m) Bonus Plan is designed to satisfy this stockholder approval requirement.

The following is a summary of the principal features of the Restated 162(m) Bonus Plan. This summary does not purport to be a complete description of all the provisions of the Restated 162(m) Bonus Plan and is qualified in its entirety by reference to the provisions of the Restated 162(m) Bonus Plan itself, which is attached as Appendix A to this proxy statement.

Purpose

The purpose of the Restated 162(m) Bonus Plan is to provide a link between compensation and performance, to motivate participants to achieve corporate performance objectives and to enable our company to attract and retain high quality eligible employees. Provided certain requirements are satisfied, the bonuses paid under the Restated 162(m) Bonus Plan will qualify as performance-based compensation that is not subject to the limitations on income tax deductibility imposed under Section 162(m) of the Code.

Eligible Employees

Participation in the Restated 162(m) Bonus Plan is limited to employees who hold the title or position of Senior Vice President or above. As of February 28, 2016, there were 18 employees eligible to participate in the Restated 162(m) Bonus Plan, and all of those employees were participating in the plan for the 2016 fiscal year. Such employees are not eligible to participate in the Gilead Sciences Corporate Bonus Plan (the “Corporate Bonus Plan”), in which all other employees of Gilead participate with respect to their annual cash bonus opportunity.

Administration

The Restated 162(m) Bonus Plan will be administered by our Compensation Committee (the “Committee”) or a subcommittee thereof. Each member of such Committee must qualify as an “outside director” for purposes of Section 162(m) of the Code. The Committee will have the authority to:

•	establish the duration of each performance period;

•	select the eligible individuals who are to participate in the plan for that performance period;

•	determine the specific performance goals for that performance period at one or more designated levels of attainment and the relative weighting of those goals; and

•	establish the bonus potential for each participant at each corresponding level of attainment.

Administration of the bonuses to which eligible employees become entitled under the Restated 162(m) Bonus Plan is governed by reference to the terms and conditions of the Corporate Bonus Plan, provided that all of the limitations and procedures applicable to bonuses set forth in the Restated 162(m) Bonus Plan apply to all bonuses awarded under it, including that:

•	no such bonuses will be paid unless we achieve the applicable performance goal or goals established for the performance period in advance under the Restated 162(m) Bonus Plan;

•	the attainment of those goals are certified by our Compensation Committee; and

•	the dollar amount of bonus paid to any one participant will in no event exceed the dollar limitation imposed under the Restated 162(m) Bonus Plan.

The Committee also has the discretion to reduce the actual bonus payable to any participant below the amount payable based on the attained level of performance for the period. In its capacity as administrator, the Committee may adopt rules and regulations for the administration of the Restated 162(m) Bonus Plan and interpret any and all provisions of the Incentive Plan. Notwithstanding any other provision of the Restated 162(m) Bonus Plan, the Committee shall interpret and administer the plan, including exercising any discretion or authority under the terms of the Restated 162(m) Bonus Plan, so that compensation payable under the Restated 162(m) Bonus Plan to any eligible participant who is subject to Section 162(m) shall qualify as “performance-based” compensation for purposes of Section 162(m).

Performance Goals/Performance Periods

Under the Restated 162(m) Bonus Plan, participants will be eligible to earn cash bonuses based on the attainment of the performance goal or goals established by the Committee for the applicable performance period. Each performance period may range in duration from a minimum period of 12 months to a maximum period of 36 months. The current performance period under the Restated 162(m) Bonus Plan is a 12-month period coincident with the 2016 calendar year.

For each performance period, the performance goals may be based on one or more of the following financial and non-financial performance criteria:

•	revenue, organic revenue, net sales or new-product revenue;

•	achievement of specified milestones in the discovery and development of one or more of our products;

•	achievement of specified milestones in the commercialization of one or more of our products;

•	achievement of specified milestones in the manufacturing of one or more of our products;

•	expense targets;

•	share price;

•	total shareholder return;

•	earnings per share;

•	operating margin;

•	gross margin;

•	return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	productivity ratios;

•	operating income;

•	net operating profit;

•	net earnings or net income (before or after taxes);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense;

•	market share; and

•	working capital targets.

Such performance goals may be measured not only in terms of our own performance but also in terms of our performance relative to the performance of other entities or may be measured on the basis of the performance of any of our business units or divisions or any parent or subsidiary entity. Performance may also be measured on an absolute basis, relative to internal business plans or based on growth. As may be applicable, performance goals may also be measured in the aggregate or on a per-share basis.

Establishment of Performance Goals

The Committee will, within the first 90 days of each performance period, establish the specific performance goals for that period, provided that the outcome of the Performance Goals must be substantially uncertain at the time of their establishment. For each performance goal, the Committee may establish one or more potential levels of attainment, determine the relative weighting of each such performance goal and set the bonus potential for each designated level of potential attainment. Alternatively, the Committee may establish a linear formula for determining the bonus potential at various points of performance goal attainment.

The Committee also may, to the extent permitted under and in a manner consistent with Section 162(m), provide for and make adjustments in calculating the level of performance goal attainment for the performance period by excluding the effects of one or more of the following items:

•	restructuring charges;

•	exchange rates, as applicable, for non-U.S. dollar denominated net sales and operating earnings;

•	changes to U.S. generally accepted accounting principles required by the Financial Accounting Standards Board;

•	statutory adjustments to corporate tax rates;

•	any items that are unusual in nature or infrequently occurring, including legal settlements;

•	the dilutive effects of acquisitions or joint ventures; and

•

any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to our common stockholders other than regular cash dividends.

The Committee also may, to the extent permitted under and in a manner consistent with Section 162(m), make adjustments to take into account the effects of any unusual corporate item, transaction, event or development; any changes in applicable laws, regulations, accounting principles, or business conditions; any corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and any partial or complete corporate liquidation. The Committee may also, for purposes of such calculations, assume that any business divested by us achieved performance goals at targeted levels during the balance of a performance period following such divestiture.

Certification and Determination of Bonuses

After the end of each performance period, the Committee will certify whether the applicable performance goal or goals have been met and will determine the amount (if any) of the bonus to be paid to each participant in the Restated 162(m) Bonus Plan. If the actual level of attainment is between two of the designated performance levels, the potential Bonus amounts will be interpolated on a straight-line basis.

In determining the amount of bonus actually paid to each participant, the Committee shall in no event award a bonus in excess of the dollar amount determined on the basis of the bonus potential established for the particular level of performance actually attained for the performance period or in excess of the maximum amount payable to any participant under the Restated 162(m) Bonus Plan. The Committee may also, in its sole discretion reduce the amount of, or eliminate altogether, any bonus that would otherwise be payable. The Committee may not waive any performance goal applicable to a participant’s bonus potential for a particular performance period, except under such circumstances as the Committee deems appropriate in the event a change in control as defined under the Restated 162(m) Bonus Plan.

Maximum Dollar Value of Bonuses

The maximum dollar value of any bonus paid to a participant in the Restated 162(m) Bonus Plan may not exceed $7,000,000 with respect to each twelve-month period (or portion thereof) within the applicable performance period.

Payment of Bonuses

Bonuses will be paid in cash as soon as is administratively practicable after the Committee has certified the actual level of performance goal attainment for the performance period, determined the individual bonus amount for each participant, and authorized the payment of the corresponding bonuses. A participant must remain in our employ until the actual payment date (which will normally be within 75 days following the completion of the applicable performance period). However, full or pro-rated bonuses based on actual performance goal attainment may be paid to individuals who cease employment prior to the payment date by reason of death or disability or in certain involuntary termination situations.

Receipt of a bonus earned under the Restated 162(m) Bonus Plan may be deferred pursuant to the terms and conditions of our Deferred Compensation Plan or any successor plan and in compliance with Section 409A of the Code.

Duration and Amendment

If the Restated 162(m) Bonus Plan is approved by the stockholders, it will be effective as to any performance period commencing after the date of such approval and will continue in effect until the Board terminates it or until stockholder approval is again required for the Restated 162(m) Bonus Plan to meet the requirements of Section 162(m) of the Code and such stockholder approval is not obtained.

Our Board or the Committee however, may amend, suspend or terminate the Restated 162(m) Bonus Plan at any time. However, any amendment or modification of the Restated 162(m) Bonus Plan will be subject to stockholder approval to the extent required under Section 162(m) of the Code or any other applicable law or regulation.

Federal Income Tax Consequences

Under present federal income tax laws, participants will recognize taxable income equal to the bonus payment that they receive under the Restated 162(m) Bonus Plan, subject to any deferral of payment. To the extent payments under the Restated 162(m) Bonus Plan satisfy the exception to the deductibility cap of Section 162(m) and otherwise satisfy the requirements of deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participants. The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 162(m) Bonu Plan will be deductible under all circumstances.

Plan Benefits

Awards under the Restated 162(m) Bonus Plan are determined based on future performance and are subject to negative adjustments by the Committee based on the Corporate Bonus Plan and the Committee’s discretion, and, therefore, future actual awards cannot be determined. The bonus awards paid to our Named Executive Officers for fiscal 2015 under the Restated 162(m) Bonus Plan are listed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 54 and discussed in the Compensation Discussion and Analysis on page 43 under “Our 2015 Executive Compensation Decisions; Annual Bonuses.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

Based upon a vote of stockholders at the 2011 annual meeting of stockholders, following our Board’s recommendation for an annual advisory vote to approve the compensation of the Named Executive Officers, we are providing stockholders with an advisory vote to approve the compensation of our Named Executive Officers. Although the vote is non-binding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

Performance Highlights

During 2015, we continued focused efforts to identify, develop and deliver best-in-class drugs that advance the current standard of care and address unmet medical needs. We experienced significant revenue growth of 31% over 2014, largely due to the launch of new therapies for the treatment of chronic HCV infection, which represented a significant improvement over previous standards of care. Our stock price performed well on both an absolute and relative basis. TSR exceeded the median of those in our peer group on a ten-year, five-year, three-year and one-year basis. Our ten-year and five-year TSR was the highest of our peer group.

Our 2015 operational performance met or exceeded our objectives. We continued to capitalize on opportunities to enhance our business and create and sustain long-term value. Achievements include:

•

We made significant progress against many key drug development milestones in a number of therapeutic areas, most notably in the development of tenofovir alafenamide-based therapies for HIV and chronic hepatitis B virus infection.

•

In the HCV therapeutic area, we filed marketing applications in the United States and European Union for the approval of a fixed-dose combination of sofosbuvir/velpatasvir, which if approved, would be the first all-oral pan-genotypic single table regimen for the treatment of chronic HCV infection.

•

We undertook significant efforts to help ensure patients around the world had access to our products through various patient assistance programs as well as through agreements with payers, the results of which made it possible for more than 770,000 individuals around the world to have been treated for HCV with a sofosbuvir-based regimen.

•

We advanced pipeline programs across therapeutic areas, with more than 180 active clinical studies by the end of 2015, of which 61 were Phase 3 clinical trials. For specific 2015 corporate achievements, please see the business highlights under “Compensation Discussion and Analysis” beginning on page 35.

Executive Compensation Highlights

The core objective of our executive officer compensation program is to align pay and performance. Performance-based compensation, particularly long-term equity incentive awards, has historically been the largest component of our total direct compensation opportunities for our executive officers. The majority of compensation for each NEO is tied directly to Gilead’s performance, with 67% of our Chief Executive Officer’s direct compensation and 63% of direct compensation for our other NEOs based on our corporate performance and paid in the form of long-term equity awards. We believe this mix is appropriate because the executive officers should focus their efforts on long-term corporate results. By aligning the majority of their compensation with our absolute and relative TSR performance, the Named Executive Officers realize less value from this pay component when our TSR does not perform well and more value when our TSR does perform well.

Receptive to Stockholder Feedback

During 2015, we contacted our top 50 stockholders to gain valuable insights into the issues about which they care most. In addition to ongoing outreach throughout the year, in fall 2015 we met in person with 17 of our top 20 stockholders (representing approximately 37% of our outstanding shares) and the two largest proxy advisors to gather their views on key corporate governance issues. In addition to asking stockholders about their views on proxy access and certain stockholder proposals we received in recent years, we asked our stockholders if they had any concerns about our executive compensation programs. The stockholders we contacted did not express any concerns about our executive compensation programs.

Following our 2015 annual meeting of stockholders, our Compensation Committee carefully reviewed the results of the stockholder advisory vote. Our Compensation Committee did not change our executive compensation program based on the results of the 2015 stockholder advisory vote and the Committee’s strong belief that our policies and practices are effective in ensuring that we pay for performance over the long-term, which directly aligns to delivering sustained corporate growth.

Our Compensation Committee closely evaluates our company performance and compensation programs and will continue to take action to ensure that our compensation programs are aligned with our long-term performance and stockholder interests. Stockholders may express their views directly to our Compensation Committee as described in our “Stockholders Communications with the Board” policy available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Resolution

Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the Named Executive Officers in this proxy statement:

“RESOLVED, that Gilead’s stockholders hereby approve the compensation paid to Gilead’s executive officers named in the Summary Compensation Table of this proxy statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD TAKE STEPS TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT

James McRitchie has submitted a stockholder proposal for consideration at the Annual Meeting. Mr. McRitchie’s address is 9295 Yorkship Court, Elk Grove, CA 95758. We have been notified that Mr. McRitchie has continuously held 200 shares of our common stock since at least November 2014. If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Mr. McRitchie to the stockholders for approval is as follows:

Stockholder Supporting Statement

Proposal 5 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings. A shareholder right to act by written consent is one method to equalize our restricted provisions for shareholders to call a special meeting. For instance it takes 20% of shareholders at our company to call a special meeting when many states allow 10% of shareholders.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 47% support at our 2014 annual meeting. Hundreds of major companies enable shareholders to act by written consent.

Please vote to enhance shareholder value:

Right to Act by Written Consent – Proposal 5

Our Board Recommends a Vote AGAINST This Proposal

Our Board carefully considered the advisory vote to implement written consent in 2012, 2013, 2014 and 2015 and concluded that our stockholders are best served by holding meetings whereby all stockholders are provided with notice of the meeting and may discuss the proposed actions and vote their shares at a meeting of stockholders. This view is in accord with our stockholders who cast the majority of votes against this proposal at our 2013, 2014 and 2015 annual meetings of stockholders. Our Board continues to believe that the governance mechanisms discussed above are superior to this proposal in terms of giving our stockholders a meaningful voice within our company. Stockholder meetings provide stockholders with a more effective means to participate in proposed actions and facilitate more rigorous and careful consideration of proposed actions by both the Board and the stockholders.

Unlike meetings of stockholders, action by written consent would result in certain stockholders being denied the ability to be informed about, vote on or otherwise have a say on proposed stockholder actions. Action by written consent would enable a bare majority of stockholders to take action on a proposal without the benefit of hearing the views, questions and arguments of other stockholders. Smaller stockholders, in particular, may be disenfranchised in a consent solicitation. In addition, action by written consent eliminates the need for notice to be given to stockholders about a proposed action, and therefore, certain stockholders may not be informed about the proposed action until after the action has already been taken. This would deny these stockholders the ability to determine whether to exercise their rights, such as by expressing their views as to the merits of the proposal, encouraging the Board to reconsider the matter and voting on the proposed action. Our Board, therefore, believes that this proposal could adversely affect the conduct of stockholder business by resulting in certain stockholders taking action that otherwise would not have been taken if all of our stockholders were informed about and afforded the opportunity to discuss, debate and vote on the matter.

Adoption of this proposal is unnecessary because our Board has already taken a number of significant steps to ensure accountability to stockholders. For example:

•

At the 2012 annual meeting of stockholders, our stockholders voted to request that our Board take steps to redeem Gilead’s rights plan or “poison pill” unless the plan was subject to a stockholder vote. In September 2012, after taking into consideration the vote of our stockholders, our Board adopted an amendment that terminated Gilead’s rights plan.

•

We permit stockholders or group of stockholders holding a minimum of 20% of our outstanding shares of common stock to call a special meeting of stockholders. There is no limitation on the timing or agenda of a special meeting called by stockholders. In addition, our stockholders may propose any proper matter for a vote at our annual meeting.

•	We have eliminated all supermajority voting provisions in our certificate of incorporation and bylaws.

•	Our director nominees are elected annually by majority voting in uncontested elections.

•	A substantial majority of our directors (seven out of the nine director nominees) are independent.

•	We only have one class of stock with equal voting provisions.

•

We adopted proxy access which would permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of Gilead’s outstanding common stock continuously for at least three years, to nominate and include in Gilead’s proxy materials director nominees constituting up to the greater of (i) 20% of the Board or (ii) two directors.

Our Board believes that adoption of this proposal would significantly disenfranchise a large proportion of our stockholders and is not necessary given other accountability mechanisms that our Board has adopted. Our Board therefore recommends a vote AGAINST this proposal as it is not in the best interests of Gilead or its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program and the 2015 executive compensation decisions of the Compensation Committee of our Board of Directors (our “Compensation Committee”) for our Named Executive Officers:

•	John C. Martin(1), our Chief Executive Officer and the Chairman of our Board of Directors (our “Chief Executive Officer”);

•	Robin L. Washington, our Executive Vice President and Chief Financial Officer;

•	John F. Milligan(1), our President and Chief Operating Officer;

•	Norbert W. Bischofberger, our Executive Vice President, Research and Development and Chief Scientific Officer; and

•	Gregg H. Alton, our Executive Vice President, Corporate and Medical Affairs

(1)

As announced on January 29, 2016, effective March 10, 2016, Dr. Martin assumed the role of Executive Chairman and Dr. Milligan assumed the role of Chief Executive Officer. All compensation related discussions and decisions throughout this document refer to Dr. Martin and Milligan in their previous roles as Chief Executive Officer and Chief Operating Officer, respectively.

Additional detail on our Named Executive Officers’ compensation is set forth in the compensation tables that follow this Compensation Discussion and Analysis.

Company and Executive Compensation Overview

We are a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need.

•

Our primary areas of focus include HIV, liver diseases, such as chronic hepatitis C virus (“HCV”) infection and chronic hepatitis B virus (“HBV”) infection, cardiovascular, hematology/oncology and inflammation/respiratory.

•

We have 20 marketed products and operations in more than 30 countries worldwide, with headquarters in Foster City, California. With each new discovery and investigational drug candidate, we strive to transform and simplify care for people with life-threatening illnesses around the world.

Our business model is characterized by significant capital investment, operations risk and long lead times for discovery and development.

•

As a result, the commercial and financial realization of investments in our product pipeline take time to mature, as our business faces multi-year development cycles. We establish goals and metrics and measure performance not only by successful progression of clinical trials and launches of new products, but also by evaluating performance across a range of goals and milestones that align with our long-term strategy.

•

We are committed to building and sustaining long-term growth by expanding our product pipeline and therapeutic areas through internal discovery and clinical development programs and through a product acquisition and in-licensing strategy.

An example of the life cycle of a drug development pipeline in our industry further illustrates the importance of sustained investment and performance, which ultimately drive commercial and financial results:

2015 Company Performance and Executive Compensation

Due to the nature of our business, the executive compensation program is designed to reward progress in advancing our drug development pipeline and achieving other operational goals while aligning the short- and long-term interests of the executives with those of our stockholders.

•	The majority of our executives’ total direct compensation is awarded in the form of equity awards, comprised of performance shares and stock options.

•

Performance shares are tied to long-term relative total shareholder return (“TSR”) and annual revenue performance, which is reflective of our emphasis on achieving drug development milestones and successfully marketing our existing product portfolio, as well as the difficulty of long-term forecasting in our industry. Stock options vest over time and executives can realize value only to the extent the stock price appreciates.

•

While equity awards are tied to objective performance measures (revenue, TSR and absolute stock price appreciation), the annual bonus program is based on the evaluation of key short-term corporate and individual performance goals that drive longer-term corporate performance and growth.

2015 performance was strong. During 2015, we continued efforts to identify, develop and deliver best-in-class drugs that advance the current standard of care and address unmet medical needs. We experienced significant revenue growth of 31% over 2014, largely due to the launch of treatments for chronic HCV infection in new countries. TSR exceeded the median of those in our peer group on a ten-, five-, three-, and one-year basis. Our ten-year and five-year TSR was the highest of our peer group.

In addition to our financial achievements, our accomplishments in research and development are equally important. We made significant progress against many key drug development milestones in a number of therapeutic areas, most notably in the development and marketing approval of tenofovir alafenamide (“TAF”)-based therapies for HIV and submission of marketing applications for the approval of TAF for chronic HBV infection. In the HCV therapeutic area, we filed marketing applications for the approval of a fixed-dose combination of sofosbuvir/velpatasvir (“SOF/VEL”), which if approved, would be the first all-oral pan-genotypic single tablet regimen for the treatment of chronic HCV infection. We also executed on key operational objectives that we expect will enhance our business and create and sustain long-term value. There were significant efforts undertaken to help ensure patients around the world had access to our products through various patient assistance programs as well as through agreements with commercial and government payers, the results of which made it possible for more than 770,000 individuals around the world to be treated for HCV to date with a sofosbuvir-based regimen. Another important milestone was the partnership we forged with the Center for Disease Control and Prevention (“CDC”) and United States Army Medical Research Institute for Infectious Diseases (“USARMIID”) to develop an investigational treatment for Ebola, which was ultimately provided to two patients through compassionate use protocols. Highlights of our 2015 achievements are addressed in this Compensation Discussion and Analysis under “Our 2015 Executive Compensation Decisions; Annual Bonuses.”

Our Named Executive Officers’ 2015 compensation reflects our achievements. Accomplishments during 2015 are reflected in our Named Executive Officers’ compensation that was awarded or earned during 2015, as set forth below:

Compensation Component	Payment Criteria	2015 Compensation Summary
Base Salary	• Fixed annual compensation reviewed annually with increases occurring February 1	• Increased 5% for our Chief Executive Officer • Increased between 4.8% and 11.1% for other Named Executive Officers
Annual Bonus(1)

•    Chief Executive Officer:

•    100% corporate performance

•    Target = 155% of salary

•    Other Executives:

•    75% corporate/25% individual performance

•    Target = 85% to 100% of salary

•    Corporate performance assessed on:

•    Product pipeline development – 30%

•    Launch and support products – 30%

•    Financial results – 30%

•    Organizational achievements – 10%

•    Based on strong product, financial and operational achievements discussed below

•    Annual bonus earned at 150% of target for our Chief Executive Officer

•    Annual bonus earned at 148% – 150% of target for other Named Executive Officers

Equity Compensation

•    Performance shares earned over three years based on relative TSR and annual revenue growth

•    Performance shares pay out at zero shares below minimum threshold of performance

•    Options vest over four years beginning one year after grant, with quarterly vesting after year one

•    Value of 2015 equity awards granted to our Chief Executive Officer represented a 9.5% increase compared to 2014 equity award

•    Value of 2015 equity awards granted to other Named Executive Officers averaged 3% higher than 2014 awards

•    Relative TSR performance shares for 2013-2015 earned at 200% of target

•    Absolute revenue performance shares for 2013-2015 earned at 200% of target

(1)

The bonus target opportunity for the Chief Executive Officer during 2015 was 155% as applicable to Dr. Martin in his role as Chief Executive Officer. As disclosed in our Report on Form 8-K filed on February 3, 2016, in connection with Dr. Milligan’s promotion to Chief Executive Officer, his bonus target will be 150% of base salary.

Stockholder Engagement and 2015 Vote on Executive Compensation

Our relationship with our stockholders is a critical part of our success, and in 2015, we conducted extensive stockholder engagement to ensure that both management and the Board understand and consider the issues that matter most to our stockholders. We value the views of our stockholders, and we are committed to engaging in regular, transparent communication with stockholders. The insights we have gained from these discussions over the years have been helpful to management and the Board in guiding our corporate policies and practices.

During 2015, we contacted our top 50 stockholders to gain valuable insights into the issues about which they care most. In addition to ongoing outreach throughout the year, in fall 2015 we met in person with 17 of our top 20 stockholders (representing approximately 37% of our outstanding shares) and the two largest proxy advisors to gather their views on key corporate governance issues. In addition to asking stockholders about their views on proxy access and certain stockholder proposals we received in recent years, we asked our stockholders whether they had any concerns about our executive compensation programs. The stockholders we contacted did not express any concerns about our executive compensation programs.

At the 2015 annual meeting of stockholders, approximately 97% of the votes cast were in favor of our executive compensation program. Our Compensation Committee did not change our executive compensation program based on the 2015 stockholder advisory vote. The Committee carefully reviews the voting results and will continue to evaluate the vote and stockholder feedback when making future decisions regarding our executive compensation program.

Stockholders may express their views directly to our Compensation Committee as described in our “Stockholders Communications with the Board” policy, available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Other Compensation Policies and Practices

We maintain best-in-class governance standards pertaining to the oversight of our executive compensation programs. As in prior years, the following policies and practices were in effect during 2015:

What we do

✓	Robust Executive Stock Ownership Guidelines

✓	Clawback policy allows for recoupment of any unearned compensation if financial results subsequently restated

✓	Independent Compensation Committee

✓	Pre-established grant date practice for approving executive officers’ equity award

✓	Minimal perquisites to executive officers

What we do not do

✗	Executives are prohibited from hedging or pledging our stock

✗	Compensation Committee’s independent consultant performs no other work for Gilead

✗	No repricing of stock options without shareholder approval

✗	No single trigger severance benefits

✗	No excise tax gross-ups for new severance plan participants

✗	No employment agreements

Our 2015 Executive Compensation Decisions

Performance-based compensation, particularly long-term equity incentive awards, has historically been and continues to be the largest component of our total direct compensation opportunities for the Named Executive Officers The majority of compensation for each Named Executive Officer is tied directly to Gilead’s performance, with 90% of our Chief Executive Officer’s direct compensation and 84% of direct compensation for our other Named Executive Officers based on our corporate performance and paid in the form of long-term equity awards and annual cash bonuses. We believe this mix is appropriate because the Named Executive Officers should focus their efforts on achieving short- and long-term corporate results. The following charts show the allocation among base salary, and performance based compensation that was awarded in the form of annual bonus and equity award values for our Chief Executive Officer and the other Named Executive Officers as a group for 2015.

Compensation Philosophy. The design of our executive compensation program is influenced by six fundamental principles:

•	Pay-for-Performance

•	Market Competitiveness

•	Balance the Short-and Long-Term Perspective

•	Stockholder Alignment

•	Cost-Effectiveness

•	Egalitarian Approach

Equity Compensation

The long-term incentive component of our executive compensation program is entirely performance-based and in 2015 consisted of (i) performance share awards that may be earned only upon the achievement of pre-established performance objectives and (ii) time-vested options to purchase shares of our common stock, which require our common stock to appreciate in value before our executive officers realize any economic benefit from the options.

2015 Equity Award Decisions

The following table sets forth the equity awards approved by our Compensation Committee at its January 2015 meeting, and for comparison purposes the values of the 2014 equity awards.

In determining the equity awards for our Chief Executive Officer, the Compensation Committee’s recommendation, which was ratified by the independent members of our Board, was based on the following considerations:

•	a competitive assessment of the grant-date fair value of equity awards granted to the chief executive officers at the companies in our compensation peer group,

•	our financial and operational performance in 2014, and

•	our consistent financial performance relative to our compensation peer group over the past several years.

Our Chief Executive Officer recommended to our Compensation Committee that equity awards in the amounts set forth below be granted to the other Named Executive Officers. After evaluating each Named Executive Officer’s performance during the prior year, his or her expected future contributions, our performance compared to the competitive market and our Chief Executive Officer’s recommendation, our Compensation Committee approved each of these recommendations.

As a result of these determinations, the 2015 stock options and performance share awards for the Named Executive Officers were as follows:

Named Executive Officer	Award Value Approved By The Compensation Committee		2015 Awards
			Stock Options (# of Shares)(1)	Performance Shares (# of Shares) at Target(2)
	2015	2014		TSR	Revenue
Dr. Martin	$11,500,000	$10,500,000	169,820	22,780	27,430
Ms. Washington(3)	$3,200,000	$3,900,000	47,260	6,340	7,630
Dr. Milligan	$4,760,000	$4,200,000	70,290	9,430	11,350
Dr. Bischofberger	$4,200,000	$3,700,000	62,020	8,320	10,020
Mr. Alton	$3,500,000	$3,400,000	51,690	6,930	8,350

(1)

The options to purchase shares of our common stock each had an exercise price per share of $104.83, representing the closing market price of our common stock on January 30, 2015, since the February 1, 2015 grant date was a Sunday.

(2)

50% of value for the performance share awards will convert into actual shares of our common stock based on our TSR as measured over a three-year performance period (February 1, 2015 to January 31, 2018) in relation to the TSR realized for that period by a specified subset of companies in the S&P Healthcare Sub-Index. The remaining 50% of the value for the performance share awards will convert into actual shares of our common stock based on our performance against an annual revenue target established by our Compensation Committee at the beginning of each year over a three-year performance period (January 1, 2015 to December 31, 2017). As described in footnote 2 to the Summary Compensation Table on page 54, the value of stock awards reported in the Summary Compensation Table differs from the values approved by the Compensation Committee as reported above, primarily due to accounting and SEC rules that result in a portion of prior year performance share awards being reported as 2015 compensation.

(3)	Ms. Washington’s 2014 equity award value included a promotion grant in connection with her promotion to Executive Vice President and Chief Financial Officer.

2015 Performance Share Awards

The performance share awards granted by our Compensation Committee in 2015 were divided into two equally-weighted tranches: one subject to relative TSR performance conditions and one subject to three annual revenue-based performance goals.

Relative TSR Portion. The performance-based vesting requirement for the relative TSR shares is tied to the percentile level of our TSR for the three-year performance period from February 1, 2015 through January 31, 2018 relative to the TSR realized for that same period by the companies comprising the S&P Healthcare Sub-Index. Our Compensation Committee selected the S&P Healthcare Sub-Index for comparison purposes because it enables our Compensation Committee to assess our financial performance against an objective peer group, which consists of approximately 35 companies.

None of the shares subject to this tranche will vest if our relative TSR is at or below the 20th percentile, and the shares will vest at 200% of the target if our relative TSR is above the 80th percentile. Additionally, if our absolute TSR is negative, the maximum vesting opportunity is capped at 100% of the target, regardless of our relative performance. To receive the earned shares, an executive officer must remain employed with us through the date on which our Compensation Committee certifies performance achievement.

Absolute Revenue Portion. One-third of the shares subject to the revenue-based tranche of the 2015 performance shares are tied to achievement of our 2015 net product revenue goal, one-third is tied to a 2016 net product revenue goal and one-third is tied to a 2017 net product revenue goal. Each year’s net product revenue goal is established by our Compensation Committee in January of that year, and the payout level can range from 0% to 200% of each year’s target. The awards are also subject to continued employment through the date the Committee certifies performance achievement.

In January 2015, our Compensation Committee established the net product revenue threshold for 2015 at $24.6 billion, which would result in a payout of 20% of target, the target at $27.3 billion resulting in a payout at 100% and the maximum at $28.7 billion resulting in a payout at 200%. These same 2015 net product revenue performance goals also apply to one-third of the shares subject to the revenue-based tranche of each performance share award granted in 2014 and in 2013.

Grant	2013	2014	2015	2016	2017

2013 Equity Award

Absolute Revenue Tranche	$10.0B Target	$14.7B Target	$27.3B Target

2014 Equity Award

Absolute Revenue Tranche		$14.7B Target	$27.3B Target	TBD

2015 Equity Award

Absolute Revenue Tranche			$27.3B Target	TBD	TBD

2015 Stock Options

Stock options granted to the Named Executive Officers vest over a four-year service period, which is consistent with the practices of our compensation peer group. One-quarter of the shares of our common stock subject to these options vest one year from the grant date and the remaining shares vest quarterly thereafter (assuming the continued service of the executive officer over the next three years) until fully vested.

2013 Performance Share Award Results

In January 2013, our Compensation Committee granted performance share awards to the Named Executive Officers that were subject to a three-year performance period and continued employment through the certification date:

•

The vesting requirement for the first tranche was tied to our TSR for the three-year performance period ending January 31, 2016 relative to the TSR of the companies comprising the S&P Healthcare Sub-Index.

•	The vesting requirement for the second tranche was based on net product revenue goals established for each of 2013, 2014 and 2015 (one-third each year).

In February 2016, our Compensation Committee certified final performance achievements for the 2013 performance share awards. Our three-year relative TSR was at the 84th percentile, resulting in the earning of the maximum number of shares subject to the TSR tranche of the performance shares. In addition, our net product revenue exceeded the maximum revenue goal in each of 2013, 2014 and 2015, resulting in the earnings of the maximum number of shares subject to the revenue tranche of the performance shares. Accordingly, the 2013 performance share awards were earned at the maximum payout level in February 2016.

Performance Share Awards	Threshold	Target	Maximum	Actual Performance	Percentage Earned
Relative TSR Tranche	20th percentile	50th percentile	>80th percentile	84th percentile	200%

Net Product Revenue Tranche:
2013 Net Product Revenue	$9.6B	$10.0B	$10.4B	$10.8B	200%
2014 Net Product Revenue(1)	$13.2B	$14.7B	$15.5B	$24.5B	200%
2015 Net Product Revenue(2)	$24.6B	$27.3B	$28.7B	$32.2B	200%
Overall Payout					200%

(1)	Also included as a sub-tranche of the 2012 and 2013 performance shares.
(2)	Also included as a sub-tranche of the 2013 and 2014 performance shares.

Named Executive Officer	Target Number of Shares Subject to 2013 Performance Share Award(1)	Number of Shares Earned Under 2013 Performance Share Award(1)
Dr. Martin	120,310	240,620
Ms. Washington	27,240	54,840
Dr. Milligan	45,830	91,660
Dr. Bischofberger	41,250	82,500
Mr. Alton	33,220	66,440

(1)	All share amounts have been adjusted retroactively to reflect the two-for-one stock split effective January 25, 2013.

Annual Bonuses

Our annual bonus plan is designed to reward the achievement of key short-term corporate objectives (such as research and development and strategic goals) and individual performance objectives that drive our longer-term corporate performance and growth.

Target Bonus Opportunities

The 2015 target bonus opportunities for the Named Executive Officers were established as a percentage of their base salaries. Actual earned amounts could range from 0% to 150% of the target opportunity, based on achievement of the relevant performance objectives as follows:

Named Executive Officer	2015 Target Bonus Opportunity (as a percentage of base salary)	2014 Target Bonus Opportunity (as a percentage of base salary)
Dr. Martin(1)	155%	155%
Ms. Washington	85%	80%
Dr. Milligan	100%	100%
Dr. Bischofberger	85%	80%
Mr. Alton	85%	80%

(1)

The bonus target opportunity for the Chief Executive Officer during 2015 was 155% as applicable to Dr. Martin in his role as Chief Executive Officer and Chairman. As previously discussed, in connection with Dr. Milligan’s promotion to Chief Executive Officer his bonus target will be 150% of base salary.

Our Chief Executive Officer’s annual bonus was tied solely to our achievement of corporate financial and operational performance objectives based on our operating plan for 2015. The other Named Executive Officers’ annual bonuses were weighted 75% on achievement of the same corporate financial and operational performance objectives that apply to our Chief Executive Officer and 25% on each executive officer’s achievement of his or her individual performance objectives, with award amounts determined by the following formula:

Corporate Performance Objectives and Achievements

For the 2015 annual bonus plan, our Compensation Committee considered the following corporate performance criteria and our achievement thereof in determining the Named Executive Officer awards. The Committee selected these goals because it believes they represent fundamental categories of our corporate performance based on our 2015 annual operating plan:

•	Build product pipeline for the future

•	Launch and support products

•	Drive financial results

•	Obtain organizational achievements

Within each category, our Compensation Committee considers our performance against the objectives, the degree of difficulty in achieving the objectives and relevant events and circumstances that affected our performance. Based on these assessments, our Compensation Committee assigns a corporate performance factor between 0 and 150% for each category, as referenced in the table below. Our Compensation Committee can add or subtract an additional 10% to recognize unplanned factors, provided that the total amount payable may not exceed the maximum bonus opportunity for the year. If our Compensation Committee determines that the overall corporate performance factor for the year was less than 50%, no bonus is payable for the year.

In assessing our overall corporate performance in 2015, our Compensation Committee considered the key achievements set forth in the table below. These were also the factors considered in connection with our Chief Executive Officer’s annual bonus since he is not subject to an individual performance factor.

Corporate Performance Category	Achievements	Weighting (a)	2015 Performance Factor (b)	Results (a * b)

Build Product Pipeline	• Received approval of Genvoya® in U.S. and EU as the first TAF-based HIV regimen • Filed marketing applications in U.S. and E.U. for second and third TAF-based HIV regimens • Filed marketing applications in U.S. and E.U. for the approval of SOF/VEL for the treatment of pan-genotypic HCV	30%	145%	43.5%

Launch and Support Products	• Sovaldi® and Harvoni® now approved in 65 and 48 countries, respectively • Reached exclusive agreement with 8 of the 10 largest Pharmacy Benefit Managers in the U.S. • As of December 31, 2015, more than 770,000 patients worldwide have been treated with a sofosbuvir-based regimen • More than 8 million HIV patients in low- and middle-income countries received treatment	30%	144%	43.2%

Financial Results	• Initiated and executed Gilead’s quarterly dividend program • Overall net product revenue grew 31% to $32.15 billion • Returned $11.875 billion to stockholders in the form of share repurchases and dividends in 2015	30%	147%	44.1%

Organizational Achievements	• Achieved greater than 85% “On Time Delivery” per production plan across all drug product commercial manufacturing organizations • Successfully managed litigation with generic manufacturers	10%	142%	14.2%

Unplanned Activities	• Partnered with CDC and USAMRIID to evaluate compound for Ebola; two Ebola patients received the compound through compassionate use requests • Announced agreement with Galapagos NV to develop filgotinib for the treatment of rheumatoid arthritis and other inflammatory diseases • Signed and closed EpiTherapeutics ApS acquisition • Completed early retirement of 46 million warrants for $3.9 billion	+/-10%	+5%	5%

Overall 2015 Corporate Performance Factor				150%

The Compensation Committee determines the Performance Factor (column (b)) by assessing the company’s achievement of each Corporate Performance Category. The “Achievements” column in the table above sets forth the material accomplishments considered by the Compensation Committee. The Compensation Committee places equal importance on research and development, financial, and commercial achievements, where applicable and appropriate. The sum of the results for each category equals the overall corporate performance factor.

Individual Performance Objectives

Our Compensation Committee also considered the individual contributions of the Named Executive Officers (other than our Chief Executive Officer, whose bonus opportunity was based entirely on corporate performance) to the achievement of the research and development, commercial, financial and operational objectives that supported our corporate objectives. The assigned individual performance factors reflect the extent to which each Named Executive Officers’ personal contributions were determined to benefit our overall performance and to exceed or fall short of his or her individual objectives. In considering the annual bonus attributable to individual performance, our Chief Executive Officer and Compensation Committee took into account the following accomplishments by the Named Executive Officers, each of which addressed performance objectives established for these executive officers at the beginning of the year:

Executive Officer	Select 2015 Achievements
Ms. Washington

•    Completed $10.0 billion of share repurchases under plans authorized in May 2014 and January 2015

•    Successfully established strong financial and system controls in new commercial markets, including Japan, in support of our expanding worldwide presence

•    Completed a $10.0 billion debt offering

Dr. Milligan

•    Exceeded financial and commercial goals summarized under the “Corporate Performance Objectives and Achievements”

•    Executed on commercial product manufacturing goals

•    Launched Genvoya in the United States and European Union

•    Executed agreements with EpiTherapeutics ApS and Galapagos NV

Dr. Bischofberger

•    Received marketing approvals for Genvoya in the United States and European Union and for additional indications of Harvoni and Letairis® in combination with tadalafil

•    Filed marketing applications in the United States and European Union for SOF/VEL, emtricitabine/tenofovir alafenamide (F/TAF) and Odefsey® (emtricitabine/rilpivirine/tenofovir alafenamide) and supplemental marketing applications for Zydelig® (idelalisib) in combination with ofatumumab

•    Ran more than 180 active clinical studies by the end of 2015, of which 61 were Phase 3 clinical trials

Mr. Alton

•    Achieved Genvoya launch readiness goal of building out Medical Affairs organization in advance of anticipated launch

•    Successfully expanded emerging markets business affiliates across Africa, Latin America and the Middle East in preparation for product launches

•    Executed on upholding intellectual property covering our products through successful management of litigation with generic manufacturers

Annual Bonus Decisions

Based on our corporate performance and the evaluation of individual performance objectives (for Named Executive Officers other than the Chief Executive Officer), our Compensation Committee approved the following bonus payments:

				Company Performance		Individual Performance
Named Executive Officer	Base Salary	Target Bonus Opportunity (as % of Salary)	Target Bonus Opportunity	Factor (Multiple) (%)	Factor Weighting (%)	Individual Performance Factor	Factor Weighting (%)	Total Bonus Payment	Total Bonus Payment as % of Target
Dr. Martin	$1,737,000	155%	$2,692,350	150%	100%	—	—	$4,038,525	150%
Ms. Washington	$865,000	85%	$735,250	150%	75%	140%	25%	$1,084,494	148%
Dr. Milligan	$1,200,000	100%	$1,200,000	150%	75%	150%	25%	$1,800,000	150%
Dr. Bischofberger	$1,000,000	85%	$850,000	150%	75%	150%	25%	$1,275,000	150%
Mr. Alton	$890,000	85%	$756,500	150%	75%	150%	25%	$1,134,750	150%

Base Salary

Base salary is the primary fixed-component in our executive compensation program and supports our objective of providing competitive compensation that will attract and retain talented executive officers. Our Compensation Committee believes that base salary should reflect the responsibilities of the position, the individual’s performance for the preceding year, his or her experience, as well as an appropriate pay level relative to similar positions within Gilead and the external competitive market. Each year, we develop an overall budget for base salary increases. Executive officer base salary increases are effective on February 1 of each year.

Our Compensation Committee reviews and approves our Chief Executive Officer’s base salary, subject to ratification by the independent members of our Board. For 2015, our Compensation Committee approved, and our Board ratified, a 5% increase to his base salary, which reflects the positive view held by both our Compensation Committee and the independent members of our Board of our Chief Executive Officer’s overall performance, our long-term performance relative to our compensation peer group and his leadership in our achievement of key business initiatives and financial objectives, as described above in “Corporate Performance Objectives and Achievements.”

Additionally, in January 2015, our Chief Executive Officer presented to our Compensation Committee his recommendations for base salary increases for the other Named Executive Officers. The base salary increases for our Chief Executive Officer and the other Named Executive Officers are as follows:

Named Executive Officer	2014 Base Salary	2015 Base Salary	Percentage Base Salary Increase
Dr. Martin.	$1,654,000	$1,737,000	5.0%
Ms. Washington	$825,000	$865,000	4.8%
Dr. Milligan	$1,080,000	$1,200,000	11.1%
Dr. Bischofberger	$950,000	$1,000,000	5.3%
Mr. Alton	$840,000	$890,000	6.0%

In approving the recommendations, our Compensation Committee considered our Chief Executive Officer’s performance evaluation for the other Named Executive Officers, the individual achievements of the Named Executive Officers during 2015, and the expectations for their roles moving forward, as well as their competitive market positioning.

Other Aspects of Our Executive Compensation-Determination Process

Role of Chief Executive Officer

Our Chief Executive Officer, with input from Dr. Milligan with respect to his direct reports, makes compensation recommendations to our Compensation Committee for the other Named Executive Officers. In formulating his recommendations, our Chief Executive Officer reviews internal base salary data and external compensation data from our Human Resources Department, which has engaged Compensia Inc. (“Compensia”), a national compensation consulting firm, to provide comparable market data, including tally sheets, financial performance reports, market compensation reviews and other analyses to aid our Chief Executive Officer in developing his recommendations. During 2015, Compensia served solely as a consultant to management in the compensation decision-making process. Our Compensation Committee places considerable weight on our Chief Executive Officer’s compensation recommendations because of his direct knowledge of each Named Executive Officer’s performance and contributions to our performance.

Role of Compensation Consultant

Our Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FWC”), a national compensation consulting firm, as its independent compensation consultant. FWC reports directly to our Compensation Committee, which has direct authority to appoint, compensate, oversee the work of and dismiss its compensation consultant. George Paulin, Chairman of FWC, attends meetings of our Compensation Committee, as requested. FWC provides various executive compensation services to our Compensation Committee, including advising the Committee on the principal aspects of our Chief Executive Officer’s compensation and evolving industry practices, and providing market information and analyses regarding the competitiveness of our program design for both our executive officers and the non-employee members of our Board of Directors. During 2015, FWC served solely as a consultant to our Compensation Committee and did not provide any other services to Gilead.

Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), the listing standards of NASDAQ and such other factors as were deemed relevant under the circumstances, our Compensation Committee has determined that FWC is independent and the work of FWC on behalf of our Compensation Committee did not raise any conflict of interest.

Use of Market Data

Individual compensation levels and opportunities for the Named Executive Officers are compared to a peer group of 11 biopharmaceutical and pharmaceutical companies headquartered in the United States that were most similar to us in terms of business strategy, labor market competition, market capitalization, revenue and number of employees. Our compensation peer group for 2015 compensation, which was identified based on these objective selection criteria, was as follows:

AbbVie, Inc. Allergan, Inc. Amgen, Inc. Baxter International Inc. Biogen Idec, Inc. Bristol-Myers Squibb Company	Celgene Corporation Eli Lilly and Company Johnson & Johnson, Inc. Merck & Co., Inc. Pfizer Inc.

For 2015, we replaced Vertex Pharmaceuticals, Inc. with Johnson & Johnson, Inc. to reflect a peer group composition more aligned with our selection criteria.

The chart below represents our position relative to our peer group on three metrics, at the time the 2015 compensation peer group was approved in July 2014 (based on publicly available information as of June 2014). Often, our roles involve greater scope, tenure and complexity than similar positions at our peer companies.

Our compensation peer group includes companies we believe are most similar to us in terms of business complexity and product life-cycle. We also include companies that fall within specified revenue and market capitalization ranges. These ranges are broad enough to ensure we can maintain a sufficient number of peer companies. This is especially important, as our industry experiences a number of mergers and acquisitions each year, thereby reducing the number of relevant peer company choices. We review the companies in our compensation peer group annually and make adjustments as necessary to ensure the comparator companies properly reflect the market in which we compete for executive talent. We also review the executive pay practices of similarly situated companies as reported in industry surveys and reports. We also take into account internal pay equity that recognizes the relative experience, responsibilities and capabilities of our executive officers. Thus, in practice, our Compensation Committee has not targeted a specific percentile relative to our compensation peer group for individual components of our total compensation

Use of Tally Sheets

Our Compensation Committee annually reviews tally sheets, in its evaluation of the total compensation provided to each Named Executive Officer. These tally sheets affix dollar amounts to each compensation component, including current cash compensation (base salary and annual bonus), outstanding vested and unvested equity awards, employee benefits, perquisites and other personal benefits and potential severance payments and benefits.

Other Components of Executive Compensation

Stock Ownership Guidelines

We have stock ownership guidelines that require each Named Executive Officer to maintain a stock ownership level equal to a specified multiple of his or her base salary, as set forth in the table below:

Named Executive Officer	Stock Ownership Guideline
Chief Executive Officer	5 times base salary
President and Chief Operating Officer	3 times base salary
All other Named Executive Officers	2 times base salary

Individuals newly hired or promoted receive a specified number of years to comply with their ownership guidelines. As of December 31, 2015, all Named Executive Officers were in compliance with their respective stock ownership guidelines.

Clawback Policy

We maintain a compensation recovery or “claw back” policy under which our Board has the authority to recoup any bonus or other cash equity compensation paid on the basis of financial results that are subsequently restated from any executive officer or other covered individual whose misconduct contributed to an obligation to file the financial restatement.

Equity Practices

We maintain an insider trading policy applicable to all employees, including the Named Executive Officers, which prohibits hedging transactions in our common stock as well as pledging of Gilead securities.

Health and Welfare Benefits and Perquisites

We provide medical and other benefits to our executive officers that are generally available to other full-time employees, including participation in our employee stock purchase plan, group term life insurance program and a Section 401(k) savings plan. Under the 401(k) plan, we make matching contributions on behalf of each participant equal to 50% of his or her contributions to the plan, up to an annual maximum matching contribution of $7,500 (which we increased for all participants to a 100% match, up to $10,000 per year commencing January 1, 2016). All of our executive officers participated in the Section 401(k) plan during 2015 and received matching contributions.

We do not provide defined benefit retirement plans, post-retirement health coverage or any other supplemental retiree benefits for our executive officers or employees. We generally do not provide perquisites or other personal benefits to our executive officers.

For further information on the perquisites and other personal benefits provided to the Named Executive Officers during 2015, see the “Summary Compensation Table” on page 54 below.

Nonqualified Deferred Compensation

Eligible employees (including our executive officers) can enroll in our Deferred Compensation Plan and defer a portion of their base salaries each year and part or all of their annual bonuses and commissions. The company does not provide any matching contribution to the Deferred Compensation Plan. Each participant may direct the investment of his or her deferred compensation account balance among a number of investment choices that mirror substantially all of the investment funds available under the Section 401(k) plan. None of these investment alternatives result in “above-market” interest for disclosure purposes. For further information on the deferred compensation arrangements of the Named Executive Officers, see the “2015 Nonqualified Deferred Compensation Table” on page 62 below.

In addition, our executive officers may defer receipt of the shares of our common stock that they earn under their performance share awards.

Severance Benefits

We do not have employment agreements with any of our executive officers, and their employment with us is “at-will.” Instead, we maintain the Gilead Sciences, Inc. Severance Plan (the “Severance Plan”) that offers severance payments and benefits to all of our employees, including our executive officers, upon certain involuntary terminations of employment. The intent of our Severance Plan is to serve the following purposes:

•

To provide our executive officers with financial protection only upon a loss of employment, the payments and benefits under the Severance are subject to a “double trigger,” which means that an executive officer will be eligible to receive payments and benefits only if he or she incurs a qualifying termination of employment in connection with a change in control of Gilead

•	Enable us to provide a standard set of payments and benefits to new and current executive officers and employees, thereby eliminating the negotiation of “one-off” arrangements

•

Align the interests of our executive officers with those of our stockholders by enabling our executive officers to consider corporate transactions that are in the best interests of our stockholders and other stakeholders without undue concern over whether a transaction may jeopardize their employment

In addition, the Severance Plan prohibits gross-up payments on change in control benefits for those individuals who became our executives after January 2010.

For further information about the Severance Plan, see “Severance and Change in Control Arrangements with Named Executive Officers” on page 64 below.

Compensation-Related Risk

Our Compensation Committee and the outside, independent consultant, with input from our Human Resources Department, undertakes an annual review of the compensation programs for our executive officers and other employees to determine whether any of these programs encourage excessive risk-taking that would create a material risk to our economic viability. As part of this review, the Compensation Committee specifically considers (1) the balance of the programs and the appropriate mix of short- and long-term goals and incentives; (2) whether the appropriate controls and governance policies are in place to manage risk; and (3) whether broad-based employee (including sales) incentive plans have appropriate leverage and go not drive undue risk-taking.

Based on this annual review, our Compensation Committee concluded it was not reasonably likely that any of our compensation policies and practices in place during 2015, whether individually or in aggregate, would have a material adverse effect upon Gilead. As discussed in prior years, our Compensation Committee took into account the following factors, including factors specifically analyzed in terms of the compensation program for the Named Executive Officers:

•	Our overall compensation structure is applied uniformly throughout the organization, with the only major exception relating to the form in which the equity compensation component is awarded

•	For our broad-based employee population with a title of Director or higher, a significant component of compensation is in the form of equity awards tied to the value of our common stock

•	The vesting of performance share awards is tied to our total shareholder return TSR and revenue growth over a prescribed performance period

•	Our overall compensation structure is not overly weighted toward short-term incentives

•

The performance goals for our 2015 annual bonus program were based on both financial and non-financial corporate measures as well as individual performance goals (except with respect to our Chief Executive Officer whose performance is evaluated solely on the basis of corporate measures)

•	We have instituted stock ownership guidelines which require our executive officers to maintain a substantial ownership interest in Gilead

•

We have adopted a compensation recovery policy that permits us to recoup any compensation paid to our executive officers on the basis of financial results that have to be subsequently restated as a result of their misconduct

•

We have adopted policies that preclude any hedging transactions in our common stock, such as put and call options or pre-paid forward sale contracts by executive officers, employees and directors, as well as pledging of our securities

For the foregoing reasons, our Compensation Committee has concluded that it was not reasonably likely that our overall employee compensation structure, when analyzed either in terms of its company-wide application or its specific application to our various major business units, would have any material adverse effect upon Gilead.

Tax Considerations

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code disallows an income tax deduction to publicly-traded companies for compensation paid to or realized by our Chief Executive Officer and the other Named Executive Officers (other than our Chief Financial Officer) to the extent that this compensation exceeds $1 million per covered individual in any taxable year and does not otherwise qualify for an exception to this limitation, such as the exception for “performance-based compensation.” Our current annual bonus plan for our executive officers and equity compensation plan have been structured with the intent to qualify the compensation paid or realized under these plans as “performance-based compensation.” No bonuses were payable to our executive officers for 2015 unless our non-GAAP operating income for the year was at least $3.50 billion, regardless of the achievement of other corporate financial and operational performance objectives established for the year. For 2015, our non-GAAP operating income, which was determined using our GAAP operating income excluding amounts related to acquisition, stock-based compensation and other, was $23.4 billion. Similarly, the stock options and performance share awards granted to the Named Executive Officers are intended to qualify the compensation paid or realized under these awards as “performance-based compensation.”

Our Compensation Committee will continue to evaluate ways to qualify significant components of the Named Executive Officers’ compensation under Section 162(m) to the extent that it determines to be in the best interests of Gilead and our stockholders. However, in establishing the compensation for our executive officers, our Compensation Committee believes that the potential deductibility of compensation should be only one of a number of relevant factors taken into consideration, and therefore may determine to take actions or provide for compensation that does not qualify as deductible under Section 162(m). Our Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain talented executive officers, even if all or part of that compensation may not be deductible by reason of Section 162(m). In addition, because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters it is possible that our deductions may be challenged or disallowed.

COMPENSATION COMMITTEE REPORT(1)

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

John W. Madigan, Chairman

Kevin E. Lofton

Nicholas G. Moore

Per Wold-Olsen

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years 2015, 2014 and 2013, compensation awarded or paid to, or earned by, our Named Executive Officers:

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(1)(4)	All Other Compensation(5)	Total
John C. Martin(6)	2015	$1,727,423	$7,232,654	$5,749,850	$4,038,525	$7,500	$18,755,952
Chairman and Chief	2014	$1,605,017	$8,386,205	$5,241,907	$3,717,365	$7,500	$18,957,994
Executive Officer	2013	$1,568,765	$5,081,801	$5,250,046	$3,543,750	$7,500	$15,451,862
(Executive Chairman as of March 10, 2016)
Robin L. Washington	2015	$860,384	$2,004,702	$1,600,153	$1,084,494	$7,500	$5,557,233
Executive Vice President	2014	$797,601	$2,504,439	$1,947,382	$965,250	$8,820	$6,223,491
and Chief Financial Officer	2013	$746,219	$1,203,270	$1,196,249	$787,500	$8,490	$3,941,728
John F. Milligan(6)	2015	$1,186,154	$2,903,133	$2,379,914	$1,800,000	$7,500	$8,276,701
President and Chief	2014	$1,046,898	$3,441,544	$2,096,957	$1,579,500	$96,197	$8,261,095
Operating Officer	2013	$1,010,010	$2,026,247	$2,000,030	$1,522,500	$7,500	$6,566,287
(Chief Executive Officer and President as of March 10, 2016)
Norbert W. Bischofberger	2015	$994,231	$2,576,436	$2,099,904	$1,275,000	$7,500	$6,953,071
Executive Vice President,	2014	$920,647	$2,905,986	$1,847,234	$1,111,500	$8,820	$6,794,187
Research and Development	2013	$884,175	$1,740,781	$1,800,054	$1,068,000	$95,378	$5,588,388
and Chief Scientific Officer
Gregg H. Alton(7)	2015	$884,231	$2,159,154	$1,750,146	$1,134,750	$7,500	$5,935,781
Executive Vice President, Corporate and Medical Affairs	2014	$814,300	$2,474,166	$1,697,336	$982,800	$8,702	$5,977,304

(1)	Includes amounts earned but deferred at the election of the Named Executive Officers pursuant to our 401(k) employee savings and retirement plan and our non-qualified deferred compensation plan.
(2)

Represents the aggregate grant-date fair value of the performance shares determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used in the calculation of such grant-date fair values are set forth in Note 13 to our Consolidated Financial Statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K for such fiscal year. The aggregate grant-date fair values of the awards reported for 2015 (the TSR tranche of the 2015 performance shares and the 2015 revenue sub-tranches of the 2013, 2014 and 2015 performance shares), assuming maximum attainment of the applicable performance goals in effect for those tranches and sub-tranches, are as follows: John C. Martin ($11,590,122), Robin L. Washington ($3,209,199), John F. Milligan ($4,616,055), Norbert W. Bischofberger ($4,102,761) and Gregg H. Alton ($3,443,636). The grant-date fair values do not reflect the revenue sub-tranches of the 2014 and 2015 performance shares for which performance objectives had not been set as of the close of the 2015 fiscal year, and therefore did not have a reportable grant-date fair value under FASB ASC Topic 718.

Beginning with performance shares awarded in 2012, performance objectives have been set for only certain tranches of the awards granted in each year and the associated grant-date fair value of those tranches has been incorporated in the table above. Tranches for which performance objectives have not yet been set do not at present have a reportable grant-date fair value under FASB ASC Topic 718 and therefore, are not included in the table above. Thus:

•

amounts reported for 2013 reflect only the grant-date fair value of that portion of the award that is subject to a three-year TSR performance condition and the portion of the 2011, 2012 and 2013 award that is subject to the 2013 revenue goal;

•

amounts reported for 2014 reflect the grant-date fair value of that portion of the award that is subject to a three-year TSR performance condition, and the portions of the 2012, 2013 and 2014 awards that are subject to the 2014 revenue goal; and

•

amounts reported for 2015 reflect the grant-date fair value of that portion of the award that is subject to a three-year TSR performance condition, and the portions of the 2013, 2014 and 2015 awards that are subject to the 2015 revenue goal.

See footnotes 6, 7 and 8 to the 2015 Grants of Plan-Based Awards table on page 56 for a detailed description of the terms of the 2013, 2014 and 2015 performance shares.

Because of these financial accounting reporting rules, the value of revenue-based performance shares reported in the Summary Compensation Table for 2015 includes awards our Compensation Committee approved in 2013 and 2014, which have appreciated in value since the number of shares subject to the awards was established and are reported based on stock price values as of the time that the 2015 revenue goal was established in January 2015. This reported value differs from the award values approved by our Compensation Committee based on Gilead’s stock price at the time of grant. For example, the revenue-based performance share award value approved by our Compensation Committee for Dr. Martin in 2015 was $2.9 million compared to the $4.4 million required reporting value reported as 2015 compensation in the Summary Compensation Table. The chart below summarizes the difference between the revenue-based performance share award value approved by our Compensation Committee for Dr. Martin in each year compared to the fair value of revenue-based performance share awards as required to be reported for Dr. Martin in the Summary Compensation Table for each year:

(a)

All share amounts have been adjusted retroactively to reflect the two-for-one stock split effective January 25, 2013. Number of shares and corresponding value reflects only those shares subject to the revenue-based performance shares and therefore do not match the stock values in the Summary Compensation Table, as those also include the value of the TSR tranche.

(3)

Represents the aggregate grant-date fair value of the stock options awarded to the Named Executive Officer for the applicable year, calculated in accordance with FASB ASC Topic 718, and does not take into account estimated forfeitures. Assumptions used in the calculation of such grant-date fair values are set forth in Note 13 to our Consolidated Financial Statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K for such fiscal year.

(4)	Represents amounts paid under our annual corporate bonus plan based on our Compensation Committee’s certification of corporate performance and individual achievements.
(5)	Includes matching contributions made by us on such individual’s behalf to the 401(k) employee savings and retirement plan.
(6)

As announced on January 29, 2016, effective March 10, 2016, Dr. Martin assumed the role of Executive Chairman and Dr. Milligan assumed the role of Chief Executive Officer. Dr. Martin served as Chief Executive Officer for all of 2015 and Dr. Milligan served as President and Chief Operating Officer for all of 2015.

(7)	Mr. Alton was not one of our Named Executive Officers in 2013.

2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the 2015 fiscal year:

Name	Award Type	Grant Date		Approval Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Award(4)	Grant- Date Fair Value of Stock and Option Award(5)
					Threshold	Target	Maximum	Threshold(3)	Target		Maximum
John C. Martin	2013 performance shares	2/1/2015	(6)	1/22/2015	—	—	—	4,315	21,574	(6)	43,148	—	—	$2,261,602	(9)
	2014 performance shares	2/1/2015	(7)	1/22/2015	—	—	—	2,170	10,850	(7)	21,700	—	—	$1,137,406	(9)
	2015 option awards	2/1/2015		1/22/2015	—	—	—	—	—		—	169,820	$104.83	$5,749,850
	2015 performance shares	2/1/2015	(8)	1/22/2015	—	—	—	2,398	31,923	(8)	63,846	—	—	$3,833,646	(9)
	Corporate bonus	N/A		N/A	—	$2,692,350	$4,038,525	—	—		—	—	—	—
Robin L. Washington	2013 performance shares	2/1/2015	(6)	1/22/2015	—	—	—	983	4,917	(6)	9,834	—	—	$515,449	(9)
	2014 performance shares	2/1/2015	(7)	1/22/2015	—	—	—	806	4,030	(7)	8,060	—	—	$422,465	(9)
	2015 option awards	2/1/2015		1/22/2015	—	—	—	—	—		—	47,260	$104.83	$1,600,153
	2015 performance shares	2/1/2015	(8)	1/22/2015	—	—	—	667	8,883	(8)	17,766	—	—	$1,066,788	(9)
	Corporate bonus	N/A		N/A	—	$735,250	$1,102,875	—	—		—	—	—	—
John F. Milligan	2013 performance shares	2/1/2015	(6)	1/22/2015	—	—	—	1,643	8,217	(6)	16,434	—	—	$861,388	(9)
	2014 performance shares	2/1/2015	(7)	1/22/2015	—	—	—	868	4,340	(7)	8,680	—	—	$454,962	(9)
	2015 option awards	2/1/2015		1/22/2015	—	—	—	—	—		—	70,290	$104.83	$2,379,914
	2015 performance shares	2/1/2015	(8)	1/22/2015	—	—	—	992	13,213	(8)	26,426	—	—	$1,586,782	(9)
	Corporate bonus	N/A		N/A	—	$1,200,000	$1,800,000	—	—		—	—	—	—
Norbert W. Bischofberger	2013 performance shares	2/1/2015	(6)	1/22/2015	—	—	—	1,479	7,397	(6)	14,794	—	—	$775,428	(9)
	2014 performance shares	2/1/2015	(7)	1/22/2015	—	—	—	765	3,823	(7)	7,646	—	—	$400,765	(9)
	2015 option awards	2/1/2015		1/22/2015	—	—	—	—	—		—	62,020	$104.83	$2,099,904
	2015 performance shares	2/1/2015	(8)	1/22/2015	—	—	—	876	11,660	(8)	23,320	—	—	$1,400,244	(9)
	Corporate bonus	N/A		N/A	—	$850,000	$1,275,000	—	—		—	—	—	—
Gregg H. Alton	2013 performance shares	2/1/2015	(6)	1/22/2015	—	—	—	1,191	5,957	(6)	11,914	—	—	$624,472	(9)
	2014 performance shares	2/1/2015	(7)	1/22/2015	—	—	—	703	3,513	(7)	7,026	—	—	$368,268	(9)
	2015 option awards	2/1/2015		1/22/2015	—	—	—	—	—		—	51,690	$104.83	$1,750,146
	2015 performance shares	2/1/2015	(8)	1/22/2015	—	—	—	730	9,713	(8)	19,426	—	—	$1,166,414	(9)
	Corporate bonus	N/A		N/A	—	$756,500	$1,134,750	—	—		—	—	—	—

(1)

Actual amounts paid in February 2016 were based on our Compensation Committee’s review and certification of corporate performance and individual achievements in 2015 and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 54.

(2)	These awards were approved by the Compensation Committee on January 22, 2015 with a grant date of February 1, 2015.
(3)

Amounts in the “Threshold” column represent the number of shares of our common stock issuable (e.g., 20% of the target number of performance shares allotted to the revenue subtranche and 2.5% of the target number of performance shares allotted to the TSR tranche) upon threshold-level achievement of the performance goals described in footnotes 6 through 8 below. If threshold-level performance is not achieved, no shares are issuable.

As discussed in the Compensation Discussion and Analysis, only approximately two-thirds of the value of performance shares awarded in 2015 appears in the Summary Compensation Table and the Grants of Plans Based Awards Table. The value of options and performance shares awarded for 2015 is as set forth below:

Executive Officer	Award Value Approved By The Compensation Committee		2015 Awards
			Stock Options (# of Shares)	Performance Shares (# of Shares) at Target
	2015	2014		TSR	Revenue
Dr. Martin	$11,500,000	$10,500,000	169,820	22,780	27,430
Ms. Washington	$3,200,000	$3,900,000	47,260	6,340	7,630
Dr. Milligan	$4,760,000	$4,200,000	70,290	9,430	11,350
Dr. Bischofberger	$4,200,000	$3,700,000	62,020	8,320	10,020
Mr. Alton	$3,500,000	$3,400,000	51,690	6,930	8,350

(4)

Reflects option awards granted under our 2004 Equity Incentive Plan, the terms of which are consistent with those of options granted to other employees under the 2004 Equity Incentive Plan. The options vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment over the next 36 months thereafter. Subject to earlier forfeiture, the maximum term of options granted under the 2004 Equity Incentive Plan is 10 years. The exercise price per share of each option granted was equal to the closing market price of our common stock on January 30, 2015, since the February 1, 2015 effective date was a Sunday.

(5)

Represents the grant-date fair value of each performance share and option award, calculated in accordance with FASB ASC Topic 718, and does not take into account estimated forfeitures. The grant-date fair value of the performance shares awarded is based on the probable outcome at 100% target level attainment of the pre-established performance objectives and the assumptions used in the calculation of the grant-date fair value of options are set forth in Note 13 to our Consolidated Financial Statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K for such fiscal year.

Beginning with performance shares awarded in 2012, performance objectives have been set for only certain tranches of the awards granted in each year and the associated grant-date fair value of those tranches has been incorporated in the table above. The performance objectives for subtranche 3 of the revenue tranche of the 2014 performance shares and subtranches 2 and 3 of the revenue tranche of the 2015 performance shares had not yet been set as of the close of the 2015 fiscal year, and therefore, did not have a reportable grant-date fair value under FASB ASC Topic 718 and are not included in the Summary Compensation Table or the table above. See footnotes 5 through 7 below for a detailed description of the terms of the related performance shares.
(6)

Represents the grant-date fair value of the 2015 revenue subtranche of performance shares awarded in 2013 under our 2004 Equity Incentive Plan, as that value was measured on February 1, 2015, which was the date on which the revenue target for that particular subtranche was first communicated to the Named Executive Officer (following approval by the Compensation Committee). Although such subtranche was part of the performance share award originally made on February 1, 2013, no grant-date fair value could be determined for that subtranche under FASB ASC Topic 718 until February 1, 2015. The 2013 performance shares were divided into two separate equally-weighted tranches (based on number of shares granted). The performance-based vesting requirement for the first tranche was set by the Compensation Committee on the original February 1, 2013 award date and is tied to the percentile level of our TSR for the three-year performance period from January 1, 2013 through December 31, 2015 relative to the TSR realized for that same period by the companies comprising three subsets of the S&P Health Sub-Index. To receive any shares of our common stock accrued pursuant to this TSR tranche, an executive officer must remain employed with us through the date following the completion of the performance period on which our Compensation Committee certifies the TSR level attained. The performance-based vesting requirement for the second tranche of each performance award is divided into three equal subtranches, each with its own one-year performance period and applicable service period of one or more specified years, as follows:

•

The performance-based vesting requirement for the first subtranche was the achievement of the target level of consolidated net product revenue for the 2013 calendar fiscal year as set by our Compensation Committee. The grant-date fair value of that particular subtranche was measured on January 30, 2013, in accordance with FASB ASC Topic 718. Any shares accrued on the basis of revenue goal attainment for this subtranche are also subject to a service-vesting condition that requires continued service from January 1, 2013 through December 31, 2015.

•

The performance-based vesting requirement for the second subtranche is the achievement of the target level of consolidated net product revenue for the 2014 calendar fiscal year as set by our Compensation Committee. The grant-date fair value of that particular subtranche was measured on February 1, 2014, in accordance with FASB ASC Topic 718. Any shares accrued on the basis of revenue goal attainment for this subtranche are also subject to a service-vesting condition that requires continued service from January 1, 2014 through December 31, 2015.

•

The performance-based vesting requirement for the final subtranche is the achievement of the target level of consolidated net product revenue for the 2015 calendar fiscal year as set by our Compensation Committee. The grant-date fair value of that particular subtranche was measured on February 1, 2015, in accordance with FASB ASC Topic 718. Any shares accrued on the basis of revenue goal attainment for this subtranche are also subject to a service-vesting condition that requires continued service from January 1, 2015 through December 31, 2015.

(7)

Represents the grant-date fair value of the 2015 revenue subtranche of performance shares awarded in 2014 under our 2004 Equity Incentive Plan, as that value was measured on February 1, 2015, which was the date on which the revenue target for that particular subtranche was first communicated to the Named Executive Officer (following approval by the Compensation

Committee). Although such subtranche was part of the performance share award originally made on February 1, 2014, no grant-date fair value could be determined for that subtranche under FASB ASC Topic 718 until February 1, 2015. The 2014 performance shares were divided into two separate equally-weighted TSR and revenue tranches (based on grant-date fair value) similar to the description of the 2013 performance shares in footnote 6 above. Any shares accrued on the basis of the applicable level of TSR goal attainment are also subject to a service-vesting condition that requires continued service with us through the date following the completion of the performance period on which our Compensation Committee certifies the TSR level attained. The TSR three-year performance period is from February 1, 2014 through January 31, 2017. Any shares accrued on the basis of the applicable level of revenue goal attainment are also subject to a service-vesting condition that requires continued service with us from January 1st of the applicable revenue year through December 31, 2016.

Since the revenue goal for the third and final subtranche of the 2014 performance share award had not been set by the Compensation Committee as of the close of the 2015 fiscal year, that subtranche does not have a determinable grant-date fair value under FASB ASC Topic 718 for the 2015 fiscal year.
(8)

Reflects 2015 performance shares granted under our 2004 Equity Incentive Plan which were divided into two separate equally-weighted TSR and revenue tranches (based on grant-date fair value) similar to the descriptions of the 2013 and 2014 performance shares in footnotes 6 and 7 above. The performance-based vesting requirement for the first revenue subtranche is our achievement of the target level of consolidated net product revenue for the 2015 calendar fiscal year that was established by our Compensation Committee at the time the award was made. The grant-date fair value reported for this award in the above table represents the grant-date fair value of the TSR tranche and the first revenue subtranche. Any shares accrued on the basis of the applicable level of TSR goal attainment are also subject to a service-vesting condition that requires continued service with us through the date following the completion of the performance period on which our Compensation Committee certifies the TSR level attained. The TSR three-year performance period is from February 1, 2015 through January 31, 2018. Any shares accrued on the basis of the applicable level of revenue goal attainment are also subject to a service-vesting condition that requires continued service with us from January 1st of the applicable revenue year through the certification date.

Since the revenue goals for the second and third subtranches of the 2015 performance share award had not been set by the Compensation Committee as of the close of the 2015 fiscal year, those subtranches do not have a determinable grant-date fair value under FASB ASC Topic 718 for the 2015 fiscal year.

The total number of shares of common stock issuable under the 2015 performance share award assuming target level attainment of each applicable TSR and revenue performance goal, including the portion of the shares subject to the two revenue subtranches for which there is at present no reportable grant-date fair value, is as follows: John C. Martin (50,210), Robin L. Washington (13,970), John F. Milligan (20,780), Norbert W. Bischofberger (18,340) and Gregg H. Alton (15,280).
(9)

Performance share awards granted under the 2004 Equity Incentive Plan accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding performance share awards. Dividend equivalents are accumulated and paid in cash when the underlying shares vest.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option award and unvested stock award held by each of our Named Executive Officers as of December 31, 2015. Market values are based on our closing stock price on December 31, 2015 of $101.19.

	Option Awards(1)					Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options(1)	Number of Securities Underlying Unexercised Options		Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable
John C. Martin	1,200,000	—		$16.40	1/22/2017	—		—	—		—
	880,000	—		$21.58	1/30/2018	—		—	—		—
	600,000	—		$23.60	1/21/2019	—		—	—		—
	636,000	—		$23.76	1/28/2020	—		—	—		—
	860,000	—		$19.09	1/20/2021	—		—	—		—
	620,625	41,375		$24.30	1/26/2022	—		—	—		—
	270,015	122,735		$40.56	2/1/2023	—		—	—		—
	70,988	91,272		$80.65	2/1/2024	—		—	—		—
	—	169,820	(4)	$104.83	2/1/2025	—		—	—		—
	—	—		—	—	111,180	(5)	$11,250,304	—		—
	—	—		—	—	21,700	(6)	$2,195,823	50,720	(7)	$5,132,357
	—	—		—	—	21,700	(8)	$2,195,823	—		—
	—	—		—	—	18,287	(9)	$1,850,462	45,560	(10)	$4,610,216
Robin L. Washington	22,500	11,250		$24.30	1/26/2022	—		—	—		—
	11,192	27,966		$40.56	2/1/2023	—		—	—		—
	26,371	33,909		$80.65	2/1/2024	—		—	—		—
	—	47,260	(4)	$104.83	2/1/2025	—		—	—		—
	—	—		—	—	—		—	—		—
	—	—		—	—	25,340	(5)	$2,564,155	—		—
	—	—		—	—	8,060	(6)	$815,591	—		—
	—	—		—	—	8,060	(8)	$815,591	18,860	(7)	$1,908,443
	—	—		—	—	5,087	(9)	$514,754	—		—
	—	—		—	—				12,680	(10)	$1,283,089
John F. Milligan	560,000	—		$16.40	1/22/2017	—		—	—		—
	140,000	—		$20.74	5/8/2017	—		—	—		—
	320,000	—		$21.58	1/30/2018	—		—	—		—
	80,000	—		$27.07	5/7/2018	—		—	—		—
	280,000	—		$23.60	1/21/2019	—		—	—		—
	280,000	—		$23.76	1/28/2020	—		—	—		—
	384,000			$19.09	1/20/2021	—		—	—		—
	283,593	18,907		$24.30	1/26/2022	—		—	—		—
	102,863	46,757		$40.56	2/1/2023	—		—	—		—
	28,398	36,512		$80.65	2/1/2024	—		—	—		—
	—	70,290	(4)	$104.83	2/1/2025	—		—	—		—
	—	—		—	—	42,360	(5)	$4,286,408	—		—
	—	—		—	—	8,680	(6)	$878,329	20,300	(7)	$2,054,157
	—	—		—	—	8,680	(8)	$878,329	—		—
	—	—		—	—	7,567	(9)	$765,705	18,860	(10)	$1,908,443

	Option Awards(1)					Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options(1)	Number of Securities Underlying Unexercised Options		Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable
Norbert W. Bischofberger	28,800	—		$23.76	1/28/2020	—		—	—		—
	211,600	—		$19.09	1/20/2021	—		—	—		—
	217,968	14,532		$24.30	1/26/2022	—		—	—		—
	92,578	42,082		$40.56	2/1/2023	—		—	—		—
	25,016	32,164		$80.65	2/1/2024	—		—	—		—
	—	62,020	(4)	$104.83	2/1/2025	—		—	—		—
	—	—		—	—	—		—	—		—
	—	—		—	—	—		—	—		—
	—	—		—	—	—		—	—		—
	—	—		—	—	38,120	(5)	$3,857,363	—		—
	—	—		—	—	7,646	(6)	$773,699	17,880	(7)	$1,809,277
	—	—		—	—	7,646	(8)	$773,699	—		—
	—	—		—	—	6,680	(9)	$675,949	16,640	(10)	$1,683,802
Gregg H. Alton	100,000	—		$26.99	7/30/2018	—		—	—		—
	90,000	—		$24.91	7/29/2019	—		—	—		—
	96,992	11,750		$24.30	1/26/2022	—		—	—		—
	74,573	33,897		$40.56	2/1/2023	—		—	—		—
	22,986	29,554		$80.65	2/1/2024	—		—	—		—
	—	51,690	(4)	$104.83	2/1/2025	—		—	—		—
	—	—		—	—	30,700	(5)	$3,106,533	—		—
	—	—		—	—	7,026	(6)	$710,961	16,420	(7)	$1,661,540
	—	—		—	—	7,026	(8)	$710,961	—		—
	—	—		—	—	5,567	(9)	$563,325	13,860	(10)	$1,402,493

(1)

All options granted prior to January 1, 2011, with a reported expiration date prior to January 1, 2021, vest over a five-year period at the rate of 20% on the first anniversary of the grant date and 5% each quarter thereafter during the optionee’s employment. All options granted on or after January 1, 2011, with a reported expiration date on or after January 1, 2021, vest over a four-year period at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment. Each option has an expiration date at the end of the 10-year period measured from the grant date, unless earlier terminated following the Named Executive Officer’s termination of employment with us.

(2)

Prior to April 30, 2009, the exercise price per share of each option granted was equal to the closing market price of our common stock on the day before the grant date. Beginning on May 1, 2009, the exercise price per share of each option granted was equal to the closing market price of our common stock on the grant date. However, the exercise price of $101.19 per share for options granted on February 1, 2015 was based on the closing price of our common stock on January 30, 2015, since the February 1, 2015 effective date was a Sunday.

(3)

Performance share awards granted under the 2004 Equity Incentive Plan accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding performance shares awards. Dividend equivalents are accumulated and paid in cash when the underlying shares vest.

(4)	This particular option award for the Named Executive Officer is also included in the 2015 Grants of Plan-Based Awards table on page 56.
(5)

Represents the number of shares of our common stock that have accrued pursuant to the TSR portion of the 2013 performance share award, as described in footnote 6 to the 2015 Grants of Plan-Based Awards table on page 56, based on attainment of the applicable TSR goal at the 200% “Maximum” level. The shares are now subject only to a service-vesting condition that requires continued service with us through the date following the completion of the performance period on which our Compensation Committee certifies the TSR level attained, subject to pro-rata vesting in the event of death, disability or retirement before that date.

(6)

Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2014 performance share award, as described in footnote 7 to the 2015 Grants of Plan-Based Awards table on page 56, based on attainment of the applicable revenue goal at the 200% “Maximum” level. The shares are now subject only to a service-vesting condition that requires continued service through December 31, 2016, subject to pro-rata vesting in the event of death, disability or retirement before that date.

(7)

Represents the number of shares of our common stock that will vest and become issuable pursuant to the TSR portion of the 2014 performance share award, as described in footnote 7 to the 2015 Grants of Plan-Based Awards table on page 56, assuming the established performance goal is attained at the 200% “Maximum” level.

(8)

Represents the number of shares of our common stock that have accrued under the second revenue subtranche of the 2014 performance share award, as described in footnote 7 to the 2015 Grants of Plan-Based Awards table on page 56, based on attainment of the applicable revenue goal at the 200% “Maximum” level. The shares are now subject only to a service-vesting condition that requires continued service through December 31, 2016, subject to pro-rata vesting in the event of death, disability or retirement before that date.
(9)

Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2015 performance share award, as described in footnote 8 to the 2015 Grants of Plan-Based Awards table on page 56, based on attainment of the applicable revenue goal at the 200% “Maximum” level. The shares are now subject only to a service-vesting condition that requires continued service through the date following the completion of the performance period on which our Compensation Committee certifies the TSR level attained, subject to pro-rata vesting in the event of death, disability or retirement before that date.

(10)

Represents the number of shares of our common stock that will vest and become issuable pursuant to the TSR portion of the 2015 performance share award, as described in footnote 8 to the 2015 Grants of Plan-Based Awards table on page 56, assuming the established performance goal is attained at the 200% “Maximum” level.

2015 OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares acquired upon exercise of stock options and vesting of restricted stock units and/or performance shares for each of our Named Executive Officers during the year ended December 31, 2015:

	Option Awards		Stock Awards(3)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
John C. Martin	1,800,000	$164,515,350	597,440	$61,695,154
Robin L. Washington	50,034	$3,932,353	155,500	$16,092,885
John F. Milligan	800,000	$74,085,471	254,300	$26,275,867
Norbert W. Bischofberger	840,000	$72,159,885	204,380	$21,105,212
Gregg H. Alton	170,000	$14,639,294	163,740	$16,908,051

(1)

Option awards value realized is determined by multiplying (i) the amount by which the market price of our common stock at the time of exercise exceeded the exercise price by (ii) the number of shares of common stock for which the options were exercised.

(2)	Stock awards value realized is determined by multiplying (i) the closing market price of our common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.
(3)

Consists of common stock that vested pursuant to (i) the 2012 performance shares based on 200% “Maximum” level attainment of the TSR and relative revenue performance goals and (ii) the 2013 performance shares based on 200% “Maximum” level attainment of the absolute revenue performance goals only. The TSR tranche of the 2013 performance shares are subject to a different service-vesting condition and did not vest as of December 31, 2015. The TSR tranche of the 2013 performance shares are included in the 2015 Outstanding Equity Awards at Fiscal Year-End table on page 59 (based on a 200% “Maximum” level achievement as certified by our Compensation Committee in February 2016). The shares underlying both the revenue and TSR tranches of the 2013 performance shares will be issued in February 2016.

For Ms. Washington, amounts also include 6,000 shares of common stock that vested related to a restricted stock unit award originally covering 30,000 shares that vested and became issuable in a series of five successive equal annual installments over a five-year period of continued employment measured from the November 5, 2010 grant date.

2015 NONQUALIFIED DEFERRED COMPENSATION

Our Deferred Compensation Plan provides our executive officers, including all of the Named Executive Officers, and other key employees with the opportunity to defer all or a portion of their cash compensation each year. Pursuant to the plan, each participant can elect to defer up to 70% of his or her salary and up to 100% of his or her bonus/commission each year. The deferred amount is credited to an account in which the participant is fully vested at all times. The account is periodically adjusted to reflect earnings (or losses) based on the participant’s investment elections among a select group of investment funds utilized to track the notional investment return on the account balance, which are substantially the same as those available under our broad-based 401(k) employee savings plan. The participant may elect to receive his or her deferred account balance at a designated age, no earlier than age 50 and no later than age 75, or upon termination of employment or on the second or fifth anniversary of his or her termination date, in a lump sum or in annual installments not to exceed 10 years. An early distribution is permitted in the event of a financial hardship. In the event of death, an account balance will be distributed in a lump sum to the designated beneficiary.

The following table shows the 2015 contributions, earnings and account balances for the Named Executive Officers under our Deferred Compensation Plan:

Name	Executive Contributions in Last Fiscal Year		Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance At Last Fiscal Year-End
John C. Martin	—		—	$327,891	$1,825,825	$2,727,301	(3)
Robin L. Washington	—		—	$44,100	—	$1,028,531	(4)
John F. Milligan	—		—	—	—	—
Norbert W. Bischofberger	—		—	—	$461,891	—
Gregg H. Alton	$618,962	(5)	—	$50,627	—	$3,882,944	(6)

(1)

The reported amount corresponds to a composite of the actual market earnings on a group of investment funds selected by the applicable Named Executive Officer for purposes of tracking the notional investment return on his or her balance for fiscal year 2015.

(2)

Earnings accrued are based on the performance of investment funds selected by participants from among 27 investment funds available under our Deferred Compensation Plan. The rate of return for such fund ranged from 11.15% to negative 3.35%. Although 27 investment funds are available for selection under our Deferred Compensation Plan, the investment selections for the 2015 fiscal year were concentrated primarily in the 10 investment funds named below. The rate of return for each such fund for the 2015 fiscal year was as follows:

Name of Fund	% Rate of Return
Fidelity Retirement Money Market	0.02%
Vanguard Total Bond Market Index	0.41%
Vanguard Equity Income – Admiral Shares	0.86%
Vanguard Institutional Index	1.37%
Fidelity Growth Company – Class K	7.94%
T. Rowe Price Blue Chip Growth	11.15%
Fidelity Low-Priced Stock – Class K	-0.45%
Spartan Extended Market Index	-3.35%
Fidelity Diversified International – Class K	3.24%
T. Rowe Price Real Estate	4.78%

(3)

Includes (i) $1,450,000 of compensation reported for such individual in the Summary Compensation Table for 2006 (deferred non-equity incentive plan compensation) and (ii) $1,617,000 of compensation reported for such individual in the Summary Compensation Table for 2007 (deferred non-equity incentive plan compensation).

(4)

Includes (i) $394,640 of compensation reported for such individual in the Summary Compensation Table for 2009 (deferred non-equity incentive plan compensation) and (ii) $271,868 of compensation reported for such individual in the Summary Compensation Table for 2010 (deferred non-equity incentive plan compensation).

(5)	This amount is reported in the salary/non-equity incentive plan compensation columns of the Summary Compensation Table for 2015.
(6)	Includes $339,367 of compensation reported for such individual in the Summary Compensation Table for 2007 (deferred salary and non-equity incentive plan compensation).

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH

NAMED EXECUTIVE OFFICERS

We do not have employment agreements with any of the Named Executive Officers. Although the employment of the Named Executive Officers is “at will,” they are eligible to receive certain severance payments and benefits upon their termination of employment under certain defined circumstances. There are four general categories of termination:

•

Voluntary Termination/For Cause Termination: includes a voluntary termination of employment by the Named Executive Officer (other than in connection with a resignation for good reason) and a termination of the Named Executive Officer’s employment by us for cause

•

Retirement: includes a termination of employment by the Named Executive Officer after reaching applicable retirement age, other than a termination of the Named Executive Officer’s employment by us for cause

•

Involuntary Termination Without Cause: includes a termination of the Named Executive Officer’s employment by us for reasons not constituting cause, such as due to a company-wide or departmental reorganization, or the resignation of the Named Executive Officer in connection with a significant restructuring of his or her individual job duties or a change in his or her work location of more than 50 miles

•

Change in Control Termination: includes a termination of the Named Executive Officer’s employment by us without cause, or the resignation of the Named Executive Officer for good reason, within the applicable change in control protection period following a change in control of Gilead (i.e. “double trigger”)

For purposes of determining a Named Executive Officer’s eligibility for the various severance payments and benefits available under the Severance Plan and our various equity plans, the following definitions are relevant:

A “change in control of Gilead” will be deemed to occur upon:

•

a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders continue to own more than 50% of the total combined voting power of the voting securities of the successor corporation,

•	a sale of all or substantially all of our assets,

•	the acquisition by any person or related group of persons of more than 50% of the total combined voting power of our outstanding securities, or

•	a change in the majority of the members of our Board of Directors over a 12-month or shorter period by reason of one or more contested elections for Board membership

A “resignation for good reason” will be deemed to occur should a Named Executive Officer resign from his or her employment with us for any of the following reasons during the applicable change in control protection period:

•

a materially adverse change in his or her title, position or responsibilities (including reporting responsibilities) or the assignment to him or her of any duties or responsibilities which are inconsistent with his or her title, position or responsibilities,

•	a reduction in his or her annual base compensation,

•	his or her permanent relocation to any place outside a 50 mile radius of the location serving as his or her existing principal work site,

•

the failure by the new company to continue in effect any material compensation or employee benefit plan in which he or she was participating or to provide him or her with an aggregate level of compensation and benefits comparable to that in effect for him or her prior to the change, or

•	any material breach by the new company of any provision of any agreement we have with the Named Executive Officer

A Named Executive Officer’s employment will be deemed to have been terminated for “cause” if such termination occurs by reason of:

•	any act or omission in bad faith and to our detriment,

•	dishonesty, intentional misconduct, material violation of any company policy, or material breach of any agreement with us, or

•	commission of any crime involving dishonesty, breach of trust, or physical or emotional harm to any person

The following table summarizes the payments and benefits that each Named Executive Officer was eligible to receive upon his or her termination of employment under the various circumstances specified above as of December 31, 2015.

Type of Termination	Chief Executive Officer	Other Named Executive Officers
Voluntary or “For Cause” Termination	• No severance payments • Accrued base salary and vacation pay • Vested but unpaid benefits	• No severance payments • Accrued base salary and vacation pay • Vested but unpaid benefits
Retirement(1)

•    Three-year post retirement exercise period for already vested stock options

•    Pro-rata vesting of any performance shares held by the executive for which performance goals are attained subsequent to retirement

•    Three-year post retirement exercise period for already vested stock options

•    Pro-rata vesting of any performance shares held by the executive for which performance goals are attained subsequent to retirement

Involuntary Termination Without “Cause”

•    Cash severance equal to 2.0 times base salary + 2.0 times average bonus for prior three fiscal years

•    Lump-sum payment to cover the estimated cost of COBRA care for 24 months

•    No acceleration of unvested stock awards

•    Cash severance equal to 1.5 times base salary + 1.0 times average bonus for prior three fiscal years

•    Lump-sum payment to cover the estimated cost of COBRA care for 18 months

•    No acceleration of unvested stock awards

Change in Control Termination (involuntary termination without “Cause” or resignation for “Good Reason” within Change in Control Protection Period(2))

•    Cash severance equal to 3.0 times base salary + 3.0 times average bonus for prior three fiscal years

•    Lump-sum payment to cover the estimated cost of COBRA care for 36 months

•    100% acceleration of stock option and time-based restricted stock unit awards

•    Acceleration of unvested performance shares as follows:

•    100% of target number of shares accelerates if change-in-control

•    Cash severance equal to 2.5 times base salary + 2.5 times average bonus for prior three fiscal years

•    Lump-sum payment to cover the estimated cost of COBRA care for 30 months

•    100% acceleration of stock option and time-based restricted stock unit awards

•    Acceleration of unvested performance shares as follows:

•    100% of target number of shares accelerates if change-in-control

Type of Termination	Chief Executive Officer	Other Named Executive Officers

occurs within first 12 months of the applicable performance period

•    If the change in control occurs following that 12-month period, then the vesting acceleration will apply to the greater of (1) 100% of the target number of shares or (2) such greater number of shares that would be considered earned on the basis of actual performance through the end of the fiscal quarter prior to the change-in-control date

•    Gross-up payment for any Internal Revenue Code Section 280G excise tax liability (only for those grandfathered individuals eligible for such gross-up payment as of January 28, 2010)

•    In 2016, the Compensation Committee amended the Severance Plan to remove this tax gross-up provision occurs within first 12 months of the applicable performance period

•    If the change in control occurs following that 12-month period, then the vesting acceleration will apply to the greater of (1) 100% of target number of shares or (2) such greater number of shares that would be considered earned on the basis of actual performance through the end of the fiscal quarter prior to the change-in-control date

•    Gross-up payment for any Internal Revenue Code Section 280G excise tax liability (only for those grandfathered individuals eligible for such gross-up payment as of January 28, 2010)

•    In 2016, the Compensation Committee amended the Severance Plan to remove this tax gross-up provision

(1)

Retirement is defined as the termination of a Named Executive Officer’s employment with a combined age and years of service of not less than 70 years. As of December 31, 2015, Drs. Martin, Milligan and Bischofberger met the retirement definition.

(2)

The change in control protection period would begin with the execution of the definitive agreement for the change in control transaction and continue for a specified period following the effective date of the change in control transaction (24 months for Dr. Martin and 18 months for the other Named Executive Officers).

A Named Executive Officer must deliver a general release of claims against Gilead as a condition of his or her receipt of payments and benefits under the Severance Plan. The cash severance component of those arrangements will be paid in a series of equal periodic installments in accordance with our normal payroll practices over a period of years corresponding to the applicable multiple of base salary indicated above for the Named Executive Officer. However, a portion of those installments may be subject to a six-month holdback to the extent required under applicable tax laws.

The estimated severance payments and benefits for which a Named Executive Officer will become eligible if his or her employment is involuntarily terminated without cause or if his or her employment is terminated under certain prescribed circumstances within the change in control protection period are set forth in the following table. The estimated amounts assume:

•	that the covered termination of employment occurred on December 31, 2015; and

•	the value of any equity vesting is based on the closing market price of our common stock on December 31, 2015.

The table below does not include accrued wages, vacation pay, vested deferred compensation or the intrinsic value (as of December 31, 2015) of any outstanding stock options or other stock awards held by the Named Executive Officer that were vested on that date. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the Named Executive Officers should a separation from service or change in control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, our stock price, target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event, and the executive’s age and prevailing tax rates.

2015 POTENTIAL PAYMENTS UPON INVOLUNTARY TERMINATION OR CHANGE IN CONTROL TERMINATION

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause Without a Change in Control	Involuntary Termination Without Cause or Resignation For Good Reason Within Change in Control Protection Period Assuming Target Attainment of Performance Goals		Involuntary Termination Without Cause or Resignation For Good Reason Within Change in Control Protection Period Assuming Maximum Attainment of Performance Goals
John C. Martin
Cash severance	$10,564,743	$15,847,115		$15,847,115
Stock award vesting acceleration(3)	—	47,959,379	(1)	52,830,666	(2)
Benefits and perquisites:
Lump sum to cover COBRA costs	58,508	87,761		87,761
Outplacement services	18,000	18,000		18,000
Excise tax and gross up	—	—		—

Total	$10,641,251	$63,912,255		$68,783,542

Robin L. Washington
Cash severance	$2,124,708	$4,230,521		$4,230,521
Stock award vesting acceleration	—	12,548,067	(1)	14,143,833	(2)
Benefits and perquisites:
Lump sum to cover COBRA costs	49,729	82,881		82,881
Outplacement services	12,000	12,000		12,000
Excise tax and gross up	—	—		—

Total	$2,186,437	$16,873,469		$18,469,235

John F. Milligan
Cash severance	$3,307,551	$6,768,878		$6,768,878
Stock award vesting acceleration(3)	—	18,817,392	(1)	20,798,692	(2)
Benefits and perquisites:
Lump sum to cover COBRA costs	49,262	82,103		82,103
Outplacement services	18,000	18,000		18,000
Excise tax and gross up	—	—		—

Total	$3,374,813	$25,686,373		$27,667,673

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause Without a Change in Control	Involuntary Termination Without Cause or Resignation For Good Reason Within Change in Control Protection Period Assuming Target Attainment of Performance Goals		Involuntary Termination Without Cause or Resignation For Good Reason Within Change in Control Protection Period Assuming Maximum Attainment of Performance Goals
Norbert W. Bischofberger
Cash severance	$2,551,767	$5,129,417		$5,129,417
Stock award vesting acceleration(3)	—	16,647,714	(1)	18,394,254	(2)
Benefits and perquisites:
Lump sum to cover COBRA costs	49,262	82,103		82,103
Outplacement services	12,000	12,000		12,000
Excise tax and gross up	—	—		—

Total	$2,613,029	$21,871,234		$23,617,774

Gregg H. Alton
Cash severance	$2,272,133	$4,567,833		$4,567,833
Stock award vesting acceleration	—	13,806,159	(1)	15,338,175	(2)
Benefits and perquisites:
Lump sum to cover COBRA costs	35,986	59,976		59,976
Outplacement services	12,000	12,000		12,000
Excise tax and gross up	—	—		—

Total	$2,320,119	$18,445,968		$19,977,984

(1)

Performance shares included in this line item assume that the number of shares of our common stock payable upon the change in control is based on a probable outcome of 200% of the number of allotted performance shares for the 2013 grants, 200% of the allotted performance shares for the revenue tranches of the 2014 and 2015 grants based on an assumed level of maximum goal attainment and 100% of the number of allotted performance shares for the TSR tranches of the 2014 and 2015 grants based on a target level goal attainment. The actual value realized from those grants will depend upon the actual level of goal attainment.

Tranches for which performance objectives have not yet been defined are not deemed to be outstanding at this time and therefore, are not included in the table above. See footnotes 6 and 7 to the 2015 Grants of Plan-Based Awards table on page 56 for a detailed description of the terms of the 2014 and 2015 performance shares.
(2)

Performance shares included in this line item assume that the number of shares of our common stock payable upon the change in control is based on a probable outcome of 200% of the number of allotted performance shares for the 2013 grants and 200% of the allotted performance shares for the revenue and TSR tranches of the 2014 and 2015 grants based on an assumed level of maximum goal attainment. The actual value realized from those grants will depend upon the actual level of goal attainment.

Tranches for which performance objectives have not yet been defined are not deemed to be outstanding at this time and therefore, are not included in the table above. See footnotes 6 and 7 to the 2015 Grants of Plan-Based Awards table on page 56 for a detailed description of the terms of the 2014 and 2015 performance shares.
(3)

Drs. Martin, Milligan and Bischofberger were retirement eligible as of December 31, 2015. Our performance share agreements provide for pro-rata vesting of any performance shares held by executives for which performance goals are attained subsequent to retirement. The market value as of December 31, 2015, based on our closing stock price of $101.19, for the pro-rata vesting of any performance shares held by Drs. Martin, Milligan and Bischofberger, assuming maximum attainment of performance goals attained subsequent to retirement, are as follows: Dr. Martin ($30,493,449), Dr. Milligan ($11,748,339) and Dr. Bischofberger ($10,524,918).

COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS

General

The members of our Board of Directors play a critical role in guiding our strategic direction and overseeing our management. In recent years, the evolving role and responsibilities of the Board have increased the time commitment required for, and risks associated with, board service. As a result, the demand for highly qualified and experienced individuals who are capable of serving as the directors of a large public company has also increased.

These dynamics make it imperative that we provide a competitive compensation program for our non-employee directors. Such directors are accordingly compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees, and receive a combination of annual cash retainers and equity compensation in the form of stock options and restricted stock unit awards. In addition, our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and committee meetings and related activities. Our only employee director, Dr. Martin, receives no separate compensation for his service in such capacity.

Our Compensation Committee reviews our non-employee director compensation program on an annual basis with its independent advisor. Any recommended changes to the program are then presented to the independent members of the Board for their consideration and approval.

2015 Non-Employee Board Member Compensation

Our non-employee directors are compensated through annual equity awards under a pre-established grant-date fair value formula and annual cash retainers for Board and Board committee service.

Cash Payments and Equity Awards

The following table sets forth the compensation arrangements for our non-employee Board members during 2015:

2015 Non-Employee Board Member Compensation
	Cash Payment(1)	Grant-Date Value of Equity Awards (2)
		Options(4)	Restricted Stock Units(4)
All Non-Employee Board Members	$75,000 retainer	$150,000	$150,000

Lead Independent Director	$ 75,000(3) additional cash retainer	None	None

Audit Committee Chair	$ 20,000 additional cash retainer	None	None

Compensation Committee Chair	$ 15,000 additional cash retainer	None	None

Nominating and Scientific Chairs	$ 15,000 additional cash retainer	None	None

Committee Member (in addition to any Committee Chair fees)	$ 20,000 additional cash retainer for each committee	None	None

(1)

A non-employee director’s actual annual cash retainer will be equal to the aggregate of his or her retainer fee for Board service ($75,000) plus his or her retainers for service on one or more Board committees (e.g., if the Audit Committee Chair also serves as a member on the Compensation Committee, the total dollar amount of the cash retainer will be $135,000).

(2)

The number of shares of our common stock subject to the option portion of the annual equity award will be calculated as follows: $150,000 ÷ [(closing market price per share of our common stock on the grant date) x (Black-Scholes option-valuation percentage)], with any fractional share rounded down to the next whole share. The number of shares of our common stock subject to the restricted stock unit portion of the annual equity award will be calculated by dividing $150,000 by the closing market price per share of our common stock on the award date, with any fractional share rounded down to the next whole share.
(3)

The Lead Independent Director will receive an additional retainer of $75,000 should the Lead Independent Director not serve on any committees of the Board or $40,000 should the director serve on a committee.

(4)	The Lead Independent Director, Committee Chairs and other Committee members do not receive any additional equity awards for their Lead Independent Director or Committee service.

Deferred Compensation Plan

Our Deferred Compensation Plan allows our non-employee directors to defer all or a portion of their cash retainer each year. The deferred amount may either be immediately converted into phantom shares of our common stock or invested in a designated group of investment funds, where none results in above-market interest under disclosure rules. To the extent that a non-employee director elects to defer his or her cash retainer into phantom shares, the resulting number of phantom shares of our common stock will be determined by dividing the deferred amount by the fair market value per share of our common stock on the conversion date. The resulting number of phantom shares will be paid out in actual shares of our common stock at the end of the deferral period. If the non -employee director elects to defer his or her retainer into investment funds, then he or she may select from among the 27 investment funds available under the Deferred Compensation Plan. These investment funds are substantially the same as those available under our broad-based 401(k) employee savings plan.

A non-employee director may elect to receive his or her deferred account balance at a designated age that is no earlier than age 50 and no later than age 75, or on the date of his or her cessation of Board service or on the second or fifth anniversary of that cessation date, in a lump sum or in annual installments not to exceed 10 years. An early distribution is permitted in the event of a financial hardship. In the event of death, an account balance will be distributed in a lump sum to the director’s designated beneficiary.

Stock Ownership Guidelines

The Board of Directors maintains stock ownership guidelines to encourage our non-employee directors to retain a significant portion of their shares of our common stock. These stock ownership guidelines require our non-employee directors to hold shares of our common stock with an aggregate fair market value equal to or greater than five times their annual retainer. This guideline is to be achieved over a five-year period, measured from the date the non-employee director first joins the Board. As of December 31, 2015, all members of the Board are in compliance with their stock ownership guidelines.

Terms of Equity Awards

The stock options granted to our non-employee directors have an exercise price equal to the fair market value per share of our common stock on the date of grant (based on the closing market price for our common stock on that date as reported on the NASDAQ Global Select Market). Each option has a maximum term of 10 years, subject to earlier termination three years after the non-employee director’s cessation of Board service (with service as Director Emeritus to be treated for such purpose as continued Board service). Each option vests in successive equal quarterly increments over a one-year period measured from the date of grant. The restricted stock unit awards granted to our non-employee directors vest upon the completion of one year of Board service measured from the date of grant. Initial equity awards for new non-employee directors are prorated based on the number of days remaining in the compensation period in which they commence Board service. The shares that vest under restricted stock unit awards may, pursuant to a director’s advance election, be subject to a deferred issuance in up to five annual installments following his or her cessation of Board service.

During 2015, the stock options granted to each of our current non-employee directors covered 5,167 shares of our common stock, with an exercise price of $102.27 per share, based on the fair market value of our common stock on the date of grant. The restricted stock unit awards granted to each of our current non-employee directors covered 1,466 shares of our common stock.

The table below summarizes the compensation paid by us to non-employee Board members for the 2015 fiscal year:

2015 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)(7)	Option Awards(3)(7)	Total
John F. Cogan	$155,000		$149,928	$149,998	$454,926
Etienne F. Davignon	$95,000		$149,928	$149,998	$394,926
Carla A. Hills	$95,000		$149,928	$149,998	$394,926
Kevin E. Lofton	$115,000	(4)	$149,928	$149,998	$414,926
John W. Madigan	$130,000		$149,928	$149,998	$429,926
Nicholas G. Moore	$135,000	(5)	$149,928	$149,998	$434,926
Richard J. Whitley	$130,000	(6)	$149,928	$149,998	$429,926
Gayle E. Wilson	$130,000		$149,928	$149,998	$429,926
Per Wold-Olsen	$115,000		$149,928	$149,998	$414,926

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)

Represents the grant-date fair value of the restricted stock unit award for 1,466 shares granted to each Board member during the 2015 fiscal year. The applicable grant-date fair value of each award was determined in accordance with FASB ASC Topic 718 and accordingly calculated by multiplying the number of shares of our common stock subject to the award by the closing price per share of our common stock on the award date, without any adjustment for estimated forfeitures related to such service vesting. No other stock awards were made to the non-employee Board members during the 2015 fiscal year.

(3)

Represents the grant-date fair value of the stock option grant for 5,167 shares with an exercise price of $102.27 per share made to each Board member during the 2015 fiscal year. The applicable grant-date fair value of each award was calculated in accordance with FASB ASC Topic 718, and did not take into account any estimated forfeitures related to such service vesting. Assumptions used in the calculation of grant-date fair value are set forth in Note 13 to our Consolidated Financial Statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K for such fiscal year. No other option grants were made to the non-employee Board members during the 2015 fiscal year.

(4)

Of this amount, Mr. Lofton elected to defer $114,966 of his retainer fee and convert such amount into phantom shares of our common stock. The number of phantom shares was calculated by dividing that dollar amount by the closing price per share of our common stock on the conversion date. The resulting 991 phantom shares have a grant-date fair value of $114,966 and will be paid out in actual shares of our common stock at the end of the deferral period. Mr. Lofton was also paid $34 in cash in lieu of a fractional phantom share.

(5)

Of this amount, Mr. Moore elected to defer $67,402 of his retainer fee and convert such amount into phantom shares of our common stock. The number of phantom shares was calculated by dividing that dollar amount by the closing price per share of our common stock on the conversion date. The resulting 581 phantom shares have a grant-date fair value of $67,402 and will be paid out in actual shares of our common stock at the end of the deferral period. Mr. Moore was also paid $97 in cash in lieu of a fractional phantom share. Mr. Moore also deferred an additional $67,500 of his fee as a cash deferral under our Deferred Compensation Plan.

(6)	Of this amount, Mr. Whitley deferred $130,000 of his retainer fee as a cash deferral under our Deferred Compensation Plan.
(7)

The following table shows for each named individual the aggregate number of shares subject to all outstanding options, restricted stock units and phantom shares held by that individual as of December 31, 2015:

Name	Number of Shares of Common Stock Subject to all Restricted Stock Units as of December 31, 2015(8)	Number of Shares of Common Stock Subject to all Outstanding Options as of December 31, 2015	Number of Shares of Common Stock Subject to all Phantom Shares as of December 31, 2015(9)
John F. Cogan	1,466	163,369	—
Etienne F. Davignon	1,466	55,081	—
Carla A. Hills	1,466	362,869	2,157
Kevin E. Lofton	3,370	90,009	18,570
John W. Madigan	1,466	253,369	—
Nicholas G. Moore	19,349	55,081	24,609
Richard J. Whitley	1,466	74,149	6,167
Gayle E. Wilson	1,466	195,869	2,124
Per Wold-Olsen	1,466	81,709	—

(8)

Restricted stock unit awards granted under the 2004 Equity Incentive Plan accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding restricted stock unit awards. Dividend equivalents are accumulated and paid in cash when the underlying shares vest.

(9)	Phantom shares accrue dividend equivalents and are paid in shares quarterly.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2015:

Equity Compensation Plan Information

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Common Shares Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(2):
2004 Equity Incentive Plan	27,382,359	$28.5779	67,263,205
Employee Stock Purchase Plan(3)			14,494,718
All plans approved by security holders	27,382,359	$28.5779	81,757,923
Equity compensation plans not approved by security holders	—	—	—
Total:	27,382,359	$28.5779	81,757,923

(1)	Does not take into account 11,515,447 phantom shares, restricted stock units and performance share units outstanding at December 31, 2015.
(2)

Does not include 29,658 shares of common stock issuable upon exercise of assumed options and vesting of restricted stock awards under the Myogen, Inc. 2003 Equity Incentive Plan, CV Therapeutics, Inc. 1994 Equity Incentive Plan, CV Therapeutics, Inc. 2000 Equity Incentive Plan, CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan, CV Therapeutics, Inc. 2004 Employment Commencement Incentive Plan, and CV Therapeutics, Inc. Non-Employee Directors’ Stock Option Plan in connection with acquisitions. Options granted under such plans have a weighted-average exercise price of $ 15.9578

(3)

Under our Employee Stock Purchase Plan, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, these numbers are not determinable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock by: (1) each beneficial owner of more than 5% of our common stock known to us, as of December 31, 2015; and (2) each director and nominee for director, each of the individuals named in the Summary Compensation Table on page 54 and all of our current executive officers and directors as a group, as of February 29, 2016.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
Blackrock, Inc.	93,256,083	(2)	6.5%
The Vanguard Group.	85,547,536	(3)	5.93%
FMR LLC.	74,218,669	(4)	5.15%
Gregg H. Alton	551,759	(5)	*
Norbert W. Bischofberger	2,944,039	(6)	*
John F. Cogan	206,386	(7)	*
Etienne F. Davignon	891,394	(8)	*
Carla A. Hills	401,555	(9)	*
Kevin E. Lofton	135,627	(10)	*
John W. Madigan	279,308	(11)	*
John C. Martin	9,014,188	(12)	*
John F. Milligan	3,542,780	(13)	*
Nicholas G. Moore	93,520	(14)	*
Robin L. Washington	205,458	(15)	*
Richard J. Whitley	102,693	(16)	*
Gayle E. Wilson	493,914	(17)	*
Per Wold-Olsen	170,494	(18)	*
All current executive officers and directors as a group (15 persons)	19,250,478	(19)	1.4%

*	Less than 1% of the outstanding shares of our common stock.
(1)

This table is based upon information supplied by our directors and officers and a Schedule 13G/A filed with the SEC by a Schedule 13G/A filed with the SEC by Blackrock, Inc. (“Blackrock”), a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) and a Schedule 13G/A filed with the SEC by FMR LLC (“FMR”). Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Except with respect to the percentages listed for BlackRock, Vanguard and FMR, applicable percentages are based on 1,360,745,385 shares of common stock outstanding on February 29, 2016, adjusted as required by the rules promulgated by the SEC.

(2)

Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2016 by Blackrock reporting sole power to vote or direct the vote over 79,269,007 and sole power to dispose or to direct the disposition of 93,256,083 shares. The address of Blackrock is 55 East 52nd Street, New York, New York 10022.

(3)

Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2016 by Vanguard reporting sole power to vote or direct the vote over 2,703,916, shared voting power over 147,300 shares, sole power to dispose or to direct the disposition of 82,679,314 shares and shared dispositive power over 2,868,222 shares. The address of Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.

(4)

Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR reporting sole power to vote or direct the vote over 5,695,601 shares and the sole power to dispose or to direct the disposition of 74,218,669 shares. The address of FMR is 245 Summer Street, Boston, MA 02210.

(5)	Includes 419,287 shares subject to stock options exercisable within 60 days of February 29, 2016.
(6)	Includes 617,990 shares subject to stock options exercisable within 60 days of February 29, 2016, 2,319,649 shares held in trust, and 6,400 shares held in trust by family members.
(7)	Includes 162,077 shares subject to stock options exercisable within 60 days of February 29, 2016.
(8)	Includes 53,789 shares subject to stock options exercisable within 60 days of February 29, 2016.
(9)	Includes 2,159 phantom shares and 361,577 shares subject to stock options exercisable within 60 days of February 29, 2016.
10)	Includes 18,573 phantom shares and 88,717 shares subject to stock options exercisable within 60 days of February 29, 2016.
(11)	Includes 252,077 shares subject to stock options exercisable within 60 days of February 29, 2016 and 11,936 shares held in trust.
(12)	Includes 5,056,147 shares subject to stock options exercisable within 60 days of February 29, 2016.
(13)	Includes 2,508,743 shares subject to stock options exercisable within 60 days of February 29, 2016, and 574,322 shares held in trust.

(14)	Includes 24,612 phantom shares and 53,789 shares subject to stock options exercisable within 60 days of February 29, 2016.
(15)	Includes 92,490 shares subject to stock options exercisable within 60 days of February 29, 2016, and 112,968 shares held in trust.
(16)	Includes 6,167 phantom shares and 72,857 shares subject to stock options exercisable within 60 days of February 29, 2016.
(17)	Includes 2,114 phantom shares and 187,927 shares subject to stock options exercisable within 60 days of February 29, 2016 and 200,000 shares held in trust.
(18)	Includes 80,417 shares subject to stock options exercisable within 60 days of February 29, 2016.
(19)

Includes 53,625 phantom shares and an aggregate of 10,179,223 shares subject to stock options exercisable by directors and current executive officers within 60 days of February 29, 2016. See notes (5) through (18) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to provide to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2015, our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to these executive officers, directors and greater than 10% stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Mr. John Madigan (Chairman), Mr. Kevin Lofton, Mr. Nicholas Moore and Mr. Per Wold-Olsen. None of the members of our Compensation Committee during 2015 is currently or has been, at any time since our formation, one of our officers or employees. During 2015, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of our Compensation Committee during 2015 currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnity Agreements

We have entered into indemnity agreements with each of our executive officers (including our named executive officers) and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the full extent permitted under Delaware law and our bylaws.

Policies and Procedures

Our Audit Committee is responsible for reviewing and approving, in advance, all related person transactions. Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members and transactions include any transaction or arrangement in which the amount involved exceeds $120,000 where the company or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. The responsibility for reviewing and approving such transactions is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

To identify related person transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have a material interest.

We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating and Corporate Governance Committee determines, on an annual basis, which members of our Board meet the definition of independent director under the criteria specified by applicable laws and regulations of the SEC, the listing rules of NASDAQ and our Board Guidelines. The obligation for this determination is set forth in writing in the Nominating and Corporate Governance Committee charter. A copy of the Nominating and Corporate Governance Committee charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.” Our Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Ethics establishes the corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. The Code of Ethics is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.” Our Code of Ethics requires any person who becomes aware of any departure from the standards in our Code of Ethics to report his or her knowledge promptly to a supervisor or an attorney in the legal department.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice if you hold your shares through a broker, please notify your broker, direct your written request to Gilead Sciences, Inc., Attention: Investor Relations, 333 Lakeside Drive, Foster City, California 94404 if you hold your shares directly or contact Broadridge Financial Solutions, Inc. at (800) 542-1061. Stockholders who currently receive multiple copies of the Notice at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice to a stockholder at a shared address to which a single copy of the documents was delivered.

By Order of the Board of Directors,

Brett A. Pletcher Corporate Secretary

March 28, 2016

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, is available without charge upon written request to Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 or by accessing a copy through Gilead’s website at http://www.gilead.com in the Investors section under “SEC Filings.”

APPENDIX A

GILEAD SCIENCES, INC.

CODE SECTION 162(m) BONUS PLAN

As Amended and Restated Effective March 22, 2016

1. Purpose of the Plan. The purpose of the Plan is to provide a link between compensation and performance, to motivate participants to achieve corporate performance objectives and to enable the Company to attract and retain high quality Eligible Employees.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Bonus” means a cash payment made pursuant to the Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Board.

(e) “Company” means Gilead Sciences, Inc., a Delaware corporation.

(f) “Corporate Bonus Plan” means the Gilead Sciences, Inc. Corporate Bonus Plan, as amended from time to time.

(g) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m) of the Code.

(h) “Director” means a non-Employee member of the Board.

(i) “Eligible Employee” means an Employee who holds the title or position of Senior Vice President or above and who would in the absence of such title or position be eligible to participate in the Corporate Bonus Plan.

(j) “Employee” means any person who is in the employ of the Company, subject to the control and direction of the Company as to both the work to be performed and the manner and method of performance. Neither service as a Director nor fees received from the Company for service as a Director shall be sufficient to constitute Employee status.

(k) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(l) “Performance Goal” means any measurable criterion tied to the success of the Company and based on one or more of the business criteria described in Section 7.

(m) “Performance Period” means a period which may range in duration from a minimum period of twelve (12) months to a maximum period of thirty-six (36) months and over which the attainment of the applicable Performance Goals set by the Committee is to be measured. The initial Performance Period under the January 1, 2011 restatement of the Plan shall be the twelve (12)-month period coincident with the Company’s 2011 fiscal year beginning January 1, 2011 and ending December 31, 2011.

(n) “Plan” means the Gilead Sciences, Inc. Code Section 162(m) Bonus Plan, as hereby amended and restated effective January 1, 2011.

3. Administration of the Plan.

(a) The Committee. The Plan shall be administered by the Committee (or a subcommittee of the Committee) which shall be comprised solely of two or more Directors eligible to serve on a committee awarding Bonus payments qualifying as Performance-Based Compensation.

(b) Powers of the Committee. Subject the provisions of the Plan (including any other powers given to the Committee hereunder), the Committee shall have the authority, in its discretion, to:

(i) establish the duration of each Performance Period;

(ii) select the Eligible Employees who are to participate in the Plan for such Performance Period;

(iii) determine the specific Performance Goal or Goals for each Performance Period and the relative weighting of those goals, establish one or more designated levels of attainment for each such goal and set the Bonus potential for each participant at each corresponding level of attainment;

(iv) certify the level at which the applicable Performance Goal or Goals are attained for the Performance Period and determine, on the basis of that certification, the actual Bonus for each participant in an amount not to exceed his or her maximum Bonus potential for the certified level of attainment;

(v) exercise discretionary authority, when appropriate, to reduce the actual Bonus payable to any participant below his or her Bonus potential for the attained level of the Performance Goal(s) for the Performance Period;

(vi) construe and interpret the terms of the Plan and Bonuses awarded under the Plan;

(vii) establish additional terms, conditions, rules or procedures for the administration of the Plan; provided, however, that no Bonus shall be awarded under any such additional terms, conditions, rules or procedures which are inconsistent with the provisions of the Plan; and

(viii) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

Notwithstanding any other provision of the Plan, the Committee shall interpret and administer the Plan, including exercising any discretion or authority under the terms of the Plan, in a manner that the Committee determines to be consistent with Code Section 162(m) with respect to any Bonus awarded under the Plan that the Committee intends to be eligible to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, members of the Committee who administer the Plan shall be defended and indemnified by the Company, to the extent permitted by law, on an after-tax basis against (i) all reasonable expenses (including attorneys’ fees) actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Bonus awarded hereunder and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

4. Coverage. All Eligible Employees shall be covered by the Plan, except to the extent the Committee may elect to exclude one or more Eligible Employees from participation in a designated Performance Period.

5. Coordination with Corporate Bonus Plan; No Duplication of Benefits. While this Plan is in effect, Eligible Employees participating in this Plan shall not be eligible to participate in the Corporate Bonus Plan. Administration of the Bonuses awarded under this Plan shall be governed by reference to the terms and conditions of the Corporate Bonus Plan, but such reference is intended solely as a means of administering this Plan and the Corporate Bonus Plan in a similar manner, and all of the limitations and procedures applicable to Bonuses set forth in this Plan document shall apply to all Bonuses awarded hereunder. To the extent the terms and conditions set forth in this Plan document are in conflict with those of the Corporate Bonus Plan or are required to apply in order for Bonuses to qualify as Performance-Based Compensation, the terms and conditions set forth in this Plan document shall control.

6. Terms and Conditions of Bonus Awards.

(a) Pre-Established Performance Goals. Payment of Bonuses shall be based solely on account of the attainment of one or more pre-established, objective Performance Goals over the designated Performance Period. The Committee shall establish one or more objective Performance Goals with respect to each Eligible Employee in writing not later than 90 days after the commencement of the Performance Period to which the Performance Goals relate, provided that the outcome of the Performance Goals must be substantially uncertain at the time of their establishment. Performance Goals shall be based solely on one or more of the business criteria described in the Section 7 and shall be weighted, equally or in such other proportion as the Committee shall determine at the time such Performance Goals are established, for purposes of determining the actual Bonus amounts that may become payable upon the attainment of those goals.

(b) For each Performance Goal, the Committee may establish one or more designated levels of attainment and set the Bonus potential for each Eligible Employee at each designated performance level. Alternatively, the Committee may establish a linear formula for determining the Bonus potential at various points of Performance Goal attainment. Under no circumstance, however, shall the aggregate Bonus potential for any participant for any Performance Period exceed the applicable maximum dollar amount set forth in Section 6(e).

(c) Committee Certification. As soon as administratively practicable following the completion of the Performance Period, the Committee shall certify the actual levels at which the Performance Goal or Goals for that period have been attained and determine, on the basis of such certified levels, the actual Bonus amount to be paid to each Eligible Employee for that Performance Period. Payment of such Bonus amounts shall be made as soon as administratively thereafter, but in no event earlier than the first day of the first fiscal year of the Company (the “Post-Performance Fiscal Year”) following the fiscal year in which the Performance Period is completed and no later than the last day of that Post-Performance Fiscal Year, unless an earlier payment date for those Bonuses would not result in the contravention of any applicable requirements under Section 409A of the Code.

(d) Committee Discretion. The Committee, in determining the amount of the Bonus actually to be paid to an Eligible Employee, shall in no event award a Bonus in excess of the dollar amount determined on the basis of the Bonus potential established for the particular level at which each of the applicable Performance Goals for the Performance Period is attained. If the actual level of attainment is between two of the designated performance levels, the Bonus amounts will be interpolated on a straight-line basis between those two levels. In addition, the Committee shall have the discretion to reduce or eliminate the Bonus that would otherwise be payable with respect to one or more Performance Goals on the basis of the certified level of attained performance of those goals. The exercise of such discretion to decrease the amount of a Bonus may be based on such performance criteria as may have been established under the Corporate Bonus Plan or on such other criteria as the Committee may choose to apply, including (without limitation) individual performance. The Committee shall not waive any Performance Goal applicable to a participant’s Bonus potential for a particular Performance Period, except under such circumstances as the Committee deems appropriate in the event a Change in Control should occur prior to the completion of that Performance Period. For purposes of the Plan, a Change in Control shall have the same definition as set forth in the Company’s 2004 Equity Incentive Plan (or any successor to that plan).

(e) Individual Limitations on Awards. Notwithstanding any other provision of the Plan, the maximum amount of any Bonus paid to a Covered Employee or other Eligible Employee under the Plan shall be limited to Seven Million Dollars ($7,000,000) per each twelve (12)-month period (or portion thereof) included within the applicable Performance Period.

(f) Payment Date. No participant shall accrue any right to receive a Bonus award under the Plan unless that participant remains in Employee status until the payment date for that Bonus following the completion of the Performance Period. Accordingly, no Bonus payment shall be made to any participant who ceases Employee status prior to the payment date for that Bonus; provided, however , that the Committee shall have complete discretion to award a full or pro-rated Bonus, based on the level at which the applicable Performance Goals are attained for the Performance Period, to a participant who ceases Employee status prior to such payment date by reason of death or disability or in connection with an involuntary reduction in force. A participant may also defer the payment of the Bonus pursuant to the terms and conditions of the Company’s Deferred Compensation Plan (or any successor plan) and in compliance with Section 409A of the Code

7. Business Criteria.

(a) Permitted Criteria. Performance Goals established by the Committee may be based on any one of, or combination of, the following: (i) revenue, organic revenue, net sales or new-product revenue or sales, (ii) achievement of specified milestones in the discovery and development of one or more of the Company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the Company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the Company’s products, (v) expense targets, (vi) share price, (vii) total shareholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin, (xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xviii) market share and (xix) working capital targets. Such Performance Goals may be measured not only in terms of the Company’s performance but also in terms of its performance relative to the performance of other entities or may be measured on the basis of the performance of any of the Company’s business units or divisions or any parent or subsidiary entity. Performance may also be measured on an absolute basis, relative to internal business plans or based on growth. As may be applicable, they may also be measured on the aggregate or on a per-share basis.

(b) Authorized Adjustments. The Committee is authorized, to the extent permitted under and in a manner consistent with Section 162(m), to make adjustments in calculating the attained level of the applicable Performance Goals for a Performance Period as follows: (i) exclude restructuring charges; (ii) exclude the effects of exchange rates, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) exclude the effects of statutory adjustments to corporate tax rates; (v) exclude any items that are unusual in nature or infrequently occurring, including legal settlements; (vi) adjust for the effects of any unusual corporate item, transaction, event or development; (vii) adjust for the effects of any changes in applicable laws, regulations, accounting principles or business conditions; (viii) exclude the dilutive effects of acquisitions or joint ventures; (ix) assume that any business divested by the Company achieved the applicable Performance Goals at targeted levels during the balance of a Performance Period following such divestiture; (x) exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to common stockholders other than regular cash dividends; (xi) adjust for the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xii) adjust for the effects of any partial or complete corporate liquidation.

8. Effective Date and Term of Plan. The Plan initially became effective on January 1, 2006, and this restatement of the Plan is effective as of January 1, 2011, but no Bonus shall be paid under this restated Plan to a Covered Employee unless the restated Plan is approved by the Company stockholders at the 2011 annual meeting. Assuming that such stockholder approval is obtained, the restated Plan shall continue in effect until the Board terminates it or until stockholder approval again is required for the restated Plan to meet the requirements of Code Section 162(m) but is not obtained.

9. Amendment, Suspension or Termination of the Plan. The Board or the Committee may at any time amend, suspend or terminate the Plan. However, any amendment or modification of the Plan shall be subject to stockholder approval to the extent required under Code Section 162(m) or other applicable law or regulation.

10. General Provisions.

(a) Neither the action of the Company in establishing or maintaining the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in Employee status for any period of specific duration, and each participant shall at all times remain an Employee at-will and may accordingly be discharged at any time, with or without cause and with or without advance notice of such discharge.

(b) No participant in the Plan shall have the right to transfer, alienate, pledge or encumber his or her interest in the Plan, and such interest shall not (to the maximum permitted by law) be subject to the claims of the participant’s creditors or to attachment, execution or other process of law. However, should a participant die before payment is made of the actual Bonus to which he or she has become entitled under the Plan, then that Bonus shall be paid to the executor or other legal representative of his or her estate.

(c) The terms and conditions of the Plan, together with the obligations and liabilities of the Company that accrue hereunder, shall be binding upon any successor to the Company, whether by way of merger, consolidation, reorganization or other change in ownership or control of the Company

11. Unfunded Obligation. Eligible Employees eligible to participate in the Plan shall have the status of general unsecured creditors of the Company. Any amounts payable to such Employees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including (without limitation) Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. Employees shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

GILEAD SCIENCES, INC. ATTN: INVESTOR RELATIONS 333 LAKESIDE DRIVE FOSTER CITY, CA 94404
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GILEAD SCIENCES, INC.
The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors
Nominees:
1a. John F. Cogan, Ph.D. 1b. Kevin E. Lofton 1c. John W. Madigan 1d. John C. Martin, Ph.D. 1e. John F. Milligan, Ph.D. 1f. Nicholas G. Moore 1g. Richard J. Whitley, M.D. 1h. Gayle E. Wilson 1i. Per Wold-Olsen
For Against Abstain
2. To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2016.
3. To approve the Amended and Restated Gilead Sciences, Inc. Code Section 162(m) Bonus Plan.
4. To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in the Proxy Statement.
The Board of Directors recommends you vote AGAINST the following proposal:
5. To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board take steps to permit stockholder action by written consent.
For Against Abstain
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E05479-P72577
GILEAD SCIENCES, INC. Annual Meeting of Stockholders May 11, 2016 10:00 AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints John C. Martin and John F. Milligan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gilead Sciences, Inc. Common Stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 11, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side